As filed with the Securities and Exchange Commission on October 7, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE WALT DISNEY COMPANY

(Exact name of registrant as specified in its charter)

Delaware	83-0940635
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Jolene E. Negre, Esq.

Associate General Counsel and Assistant Secretary

The Walt Disney Company

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

TWDC ENTERPRISES 18 CORP.

(Exact name of registrant as specified in its charter)

Delaware	95-4545390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Jolene E. Negre , Esq.

Assistant Secretary

TWDC Enterprises 18 Corp.

500 South Buena Vista Street

Burbank, California 91521

(818) 560-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Nicholas A. Dorsey, Esq.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019-7475

(212) 474-1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
5.650% Notes due 2020	$370,982,000	100%	$370,982,000	$48,153
Guarantee of the 5.650% Notes due 2020	—	—	—	—(3)
4.500% Notes due 2021	$863,324,000	100%	$863,324,000	$112,059
Guarantee of the 4.500% Notes due 2021	—	—	—	—(3)
3.000% Notes due 2022	$921,824,000	100%	$921,824,000	$119,653
Guarantee of the 3.000% Notes due 2022	—	—	—	—(3)
8.875% Notes due 2023	$198,404,000	100%	$198,404,000	$25,753
Guarantee of the 8.875% Notes due 2023	—	—	—	—(3)
4.000% Notes due 2023	$284,844,000	100%	$284,844,000	$36,973
Guarantee of the 4.000% Notes due 2023	—	—	—	—(3)
7.750% Notes due January 2024	$186,329,000	100%	$186,329,000	$24,186
Guarantee of the 7.750% Notes due January 2024	—	—	—	—(3)
7.750% Notes due February 2024	$68,112,000	100%	$68,112,000	$8,841
Guarantee of the 7.750% Notes due February 2024	—	—	—	—(3)
9.500% Notes due 2024	$192,745,000	100%	$192,745,000	$25,018
Guarantee of the 9.500% Notes due 2024	—	—	—	—(3)
3.700% Notes due 2024	$577,316,000	100%	$577,316,000	$74,936
Guarantee of the 3.700% Notes due 2024	—	—	—	—(3)
8.500% Notes due 2025	$186,242,000	100%	$186,242,000	$24,174
Guarantee of the 8.500% Notes due 2025	—	—	—	—(3)
3.700% Notes due 2025	$592,298,000	100%	$592,298,000	$76,880
Guarantee of the 3.700% Notes due 2025	—	—	—	—(3)
7.700% Notes due 2025	$238,084,000	100%	$238,084,000	$30,903
Guarantee of the 7.700% Notes due 2025	—	—	—	—(3)
7.430% Notes due 2026	$229,499,000	100%	$229,499,000	$29,789
Guarantee of the 7.430% Notes due 2026	—	—	—	—(3)
3.375% Notes due 2026	$436,340,000	100%	$436,340,000	$56,637
Guarantee of the 3.375% Notes due 2026	—	—	—	—(3)
7.125% Notes due 2028	$194,125,000	100%	$194,125,000	$25,197
Guarantee of the 7.125% Notes due 2028	—	—	—	—(3)
7.300% Notes due 2028	$195,582,000	100%	$195,582,000	$25,387
Guarantee of the 7.300% Notes due 2028	—	—	—	—(3)
7.280% Notes due 2028	$195,100,000	100%	$195,100,000	$25,324
Guarantee of the 7.280% Notes due 2028	—	—	—	—(3)
7.625% Notes due 2028	$187,789,000	100%	$187,789,000	$24,375
Guarantee of the 7.625% Notes due 2028	—	—	—	—(3)
6.550% Notes due 2033	$342,347,000	100%	$342,347,000	$44,437
Guarantee of the 6.550% Notes due 2033	—	—	—	—(3)
8.450% Notes due 2034	$194,866,000	100%	$194,866,000	$25,294
Guarantee of the 8.450% Notes due 2034	—	—	—	—(3)
6.200% Notes due 2034	$984,222,000	100%	$984,222,000	$127,752
Guarantee of the 6.200% Notes due 2034	—	—	—	—(3)
6.400% Notes due 2035	$973,196,000	100%	$973,196,000	$126,321
Guarantee of the 6.400% Notes due 2035	—	—	—	—(3)
8.150% Notes due 2036	$239,786,000	100%	$239,786,000	$31,124
Guarantee of the 8.150% Notes due 2036	—	—	—	—(3)
6.150% Notes due 2037	$321,934,000	100%	$321,934,000	$41,787
Guarantee of the 6.150% Notes due 2037	—	—	—	—(3)
6.650% Notes due 2037	$1,234,237,000	100%	$1,234,237,000	$160,204
Guarantee of the 6.650% Notes due 2037	—	—	—	—(3)
6.750% Notes due 2038	$141,229,000	100%	$141,229,000	$18,332
Guarantee of the 6.750% Notes due 2038	—	—	—	—(3)
7.850% Notes due 2039	$111,283,000	100%	$111,283,000	$14,445
Guarantee of the 7.850% Notes due 2039	—	—	—	—(3)
6.900% Notes due 2039	$236,418,000	100%	$236,418,000	$30,687
Guarantee of the 6.900% Notes due 2039	—	—	—	—(3)
6.150% Notes due 2041	$631,871,000	100%	$631,871,000	$82,017
Guarantee of the 6.150% Notes due 2041	—	—	—	—(3)
5.400% Notes due 2043	$683,836,000	100%	$683,836,000	$88,762
Guarantee of the 5.400% Notes due 2043	—	—	—	—(3)
4.750% Notes due 2044	$588,724,000	100%	$588,724,000	$76,416
Guarantee of the 4.750% Notes due 2044	—	—	—	—(3)
4.950% Notes due 2045	$399,301,000	100%	$399,301,000	$51,829
Guarantee of the 4.950% Notes due 2045	—	—	—	—(3)
7.750% Notes due 2045	$324,985,000	100%	$324,985,000	$42,183
Guarantee of the 7.750% Notes due 2045	—	—	—	—(3)
4.750% Notes due 2046	$399,892,000	100%	$399,892,000	$51,906
Guarantee of the 4.750% Notes due 2046	—	—	—	—(3)
7.900% Notes due 2095	$93,955,000	100%	$93,955,000	$12,195
Guarantee of the 7.900% Notes due 2095	—	—	—	—(3)
8.250% Notes due 2096	$77,418,000	100%	$77,418,000	$10,049
Guarantee of the 8.250% Notes due 2096	—	—	—	—(3)
Total	$14,098,439,000	N/A	$14,098,439,000	$1,829,977

(1)	Estimated in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”), solely for purposes of calculating the registration fee.
(2)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $129.80 per $1,000,000 of the proposed maximum aggregate offering price.
(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the guarantee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with the provisions of section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to section 8(a), may determine.

The information in this prospectus may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO CHANGE, DATED OCTOBER 7, 2019

PRELIMINARY PROSPECTUS

TWDC ENTERPRISES 18 CORP.

Offer to Exchange

This is an offer by The Walt Disney Company, a Delaware corporation (the “Issuer” or “Disney”), to exchange:

(1) up to $370,982,000 5.650% Notes due 2020 (“Original 5.650% 2020 Notes”) for a like principal amount of 5.650% Notes due 2020, which have been registered under the Securities Act of 1933, as amended (the “Securities Act”) (“Exchange 5.650% 2020 Notes”);

(2) up to $863,324,000 4.500% Notes due 2021 (“Original 4.500% 2021 Notes”) for a like principal amount of 4.500% Notes due 2021, which have been registered under the Securities Act (“Exchange 4.500% 2021 Notes”);

(3) up to $921,824,000 3.000% Notes due 2022 (“Original 3.000% 2022 Notes”) for a like principal amount of 3.000% Notes due 2022, which have been registered under the Securities Act (“Exchange 3.000% 2022 Notes”);

(4) up to $198,404,000 8.875% Notes due 2023 (“Original 8.875% 2023 Notes”) for a like principal amount of 8.875% Notes due 2023, which have been registered under the Securities Act (“Exchange 8.875% 2023 Notes”);

(5) up to $284,844,000 4.000% Notes due 2023 (“Original 4.000% 2023 Notes”) for a like principal amount of 4.000% Notes due 2023, which have been registered under the Securities Act (“Exchange 4.000% 2023 Notes”);

(6) up to $186,329,000 7.750% Notes due January 2024 (“Original 7.750% January 2024 Notes”) for a like principal amount of 7.750% Notes due January 2024, which have been registered under the Securities Act (“Exchange 7.750% January 2024 Notes”);

(7) up to $68,112,000 7.750% Notes due February 2024 (“Original 7.750% February 2024 Notes”) for a like principal amount of 7.750% Notes due February 2024, which have been registered under the Securities Act (“Exchange 7.750% February 2024 Notes”);

(8) up to $192,745,000 9.500% Notes due 2024 (“Original 9.500% 2024 Notes”) for a like principal amount of 9.500% Notes due 2024, which have been registered under the Securities Act (“Exchange 9.500% 2024 Notes”);

(9) up to $577,316,000 3.700% Notes due 2024 (“Original 3.700% 2024 Notes”) for a like principal amount of 3.700% Notes due 2024, which have been registered under the Securities Act (“Exchange 3.700% 2024 Notes”);

(10) up to $186,242,000 8.500% Notes due 2025 (“Original 8.500% 2025 Notes”) for a like principal amount of 8.500% Notes due 2025, which have been registered under the Securities Act (“Exchange 8.500% 2025 Notes”);

(11) up to $592,298,000 3.700% Notes due 2025 (“Original 3.700% 2025 Notes”) for a like principal amount of 3.700% Notes due 2025, which have been registered under the Securities Act (“Exchange 3.700% 2025 Notes”);

(12) up to $238,084,000 7.700% Notes due 2025 (“Original 7.700% 2025 Notes”) for a like principal amount of 7.700% Notes due 2025, which have been registered under the Securities Act (“Exchange 7.700% 2025 Notes”);

(13) up to $229,499,000 7.430% Notes due 2026 (“Original 7.430% 2026 Notes”) for a like principal amount of 7.430% Notes due 2026, which have been registered under the Securities Act (“Exchange 7.430% 2026 Notes”);

(14) up to $436,340,000 3.375% Notes due 2026 (“Original 3.375% 2026 Notes”) for a like principal amount of 3.375% Notes due 2026, which have been registered under the Securities Act (“Exchange 3.375% 2026 Notes”);

(15) up to $194,125,000 7.125% Notes due 2028 (“Original 7.125% 2028 Notes”) for a like principal amount of 7.125% Notes due 2028, which have been registered under the Securities Act (“Exchange 7.125% 2028 Notes”);

(16) up to $195,582,000 7.300% Notes due 2028 (“Original 7.300% 2028 Notes”) for a like principal amount of 7.300% Notes due 2028, which have been registered under the Securities Act (“Exchange 7.300% 2028 Notes”);

(17) up to $195,100,000 7.280% Notes due 2028 (“Original 7.280% 2028 Notes”) for a like principal amount of 7.280% Notes due 2028, which have been registered under the Securities Act (“Exchange 7.280% 2028 Notes”);

(18) up to $187,789,000 7.625% Notes due 2028 (“Original 7.625% 2028 Notes”) for a like principal amount of 7.625% Notes due 2028, which have been registered under the Securities Act (“Exchange 7.625% 2028 Notes”);

(19) up to $342,347,000 6.550% Notes due 2033 (“Original 6.550% 2033 Notes”) for a like principal amount of 6.550% Notes due 2033, which have been registered under the Securities Act (“Exchange 6.550% 2033 Notes”);

(20) up to $194,866,000 8.450% Notes due 2034 (“Original 8.450% 2034 Notes”) for a like principal amount of 8.450% Notes due 2034, which have been registered under the Securities Act (“Exchange 8.450% 2034 Notes”);

(21) up to $984,222,000 6.200% Notes due 2034 (“Original 6.200% 2034 Notes”) for a like principal amount of 6.200% Notes due 2034, which have been registered under the Securities Act (“Exchange 6.200% 2034 Notes”);

(22) up to $973,196,000 6.400% Notes due 2035 (“Original 6.400% 2035 Notes”) for a like principal amount of 6.400% Notes due 2035, which have been registered under the Securities Act (“Exchange 6.400% 2035 Notes”);

(23) up to $239,786,000 8.150% Notes due 2036 (“Original 8.150% 2036 Notes”) for a like principal amount of 8.150% Notes due 2036, which have been registered under the Securities Act (“Exchange 8.150% 2036 Notes”);

(24) up to $321,934,000 6.150% Notes due 2037 (“Original 6.150% 2037 Notes”) for a like principal amount of 6.150% Notes due 2037, which have been registered under the Securities Act (“Exchange 6.150% 2037 Notes”);

(25) up to $1,234,237,000 6.650% Notes due 2037 (“Original 6.650% 2037 Notes”) for a like principal amount of 6.650% Notes due 2037, which have been registered under the Securities Act (“Exchange 6.650% 2037 Notes”);

(26) up to $141,229,000 6.750% Notes due 2038 (“Original 6.750% 2038 Notes”) for a like principal amount of 6.750% Notes due 2038, which have been registered under the Securities Act (“Exchange 6.750% 2038 Notes”);

(27) up to $111,283,000 7.850% Notes due 2039 (“Original 7.850% 2039 Notes”) for a like principal amount of 7.850% Notes due 2039, which have been registered under the Securities Act (“Exchange 7.850% 2039 Notes”);

(28) up to $236,418,000 6.900% Notes due 2039 (“Original 6.900% 2039 Notes”) for a like principal amount of 6.900% Notes due 2039, which have been registered under the Securities Act (“Exchange 6.900% 2039 Notes”);

(29) up to $631,871,000 6.150% Notes due 2041 (“Original 6.150% 2041 Notes”) for a like principal amount of 6.150% Notes due 2041, which have been registered under the Securities Act (“Exchange 6.150% 2041 Notes”);

(30) up to $683,836,000 5.400% Notes due 2043 (“Original 5.400% 2043 Notes”) for a like principal amount of 5.400% Notes due 2043, which have been registered under the Securities Act (“Exchange 5.400% 2043 Notes”);

(31) up to $588,724,000 4.750% Notes due 2044 (“Original 4.750% 2044 Notes”) for a like principal amount of 4.750% Notes due 2044, which have been registered under the Securities Act (“Exchange 4.750% 2044 Notes”);

(32) up to $399,301,000 4.950% Notes due 2045 (“Original 4.950% 2045 Notes”) for a like principal amount of 4.950% Notes due 2045, which have been registered under the Securities Act (“Exchange 4.950% 2045 Notes”);

(33) up to $324,985,000 7.750% Notes due 2045 (“Original 7.750% 2045 Notes”) for a like principal amount of 7.750% Notes due 2045, which have been registered under the Securities Act (“Exchange 7.750% 2045 Notes”);

(34) up to $399,892,000 4.750% Notes due 2046 (“Original 4.750% 2046 Notes”) for a like principal amount of 4.750% Notes due 2046, which have been registered under the Securities Act (“Exchange 4.750% 2046 Notes”);

(35) up to $93,955,000 7.900% Notes due 2095 (“Original 7.900% 2095 Notes”) for a like principal amount of 7.900% Notes due 2095, which have been registered under the Securities Act (“Exchange 7.900% 2095 Notes”); and

(36) up to $77,418,000 8.250% Notes due 2096 (“Original 8.250% 2096 Notes” and, together with the Original 5.650% 2020 Notes, Original 4.500% 2021 Notes, Original 3.000% 2022 Notes, Original 8.875% 2023 Notes, Original 4.000% 2023 Notes, Original 7.750% January 2024 Notes, Original 7.750% February 2024 Notes, Original 9.500% 2024 Notes, Original 3.700% 2024 Notes, Original 8.500% 2025 Notes, Original 3.700% 2025 Notes, Original 7.700% 2025 Notes, Original 7.430% 2026 Notes, Original 3.375% 2026 Notes, Original 7.125% 2028 Notes, Original 7.300% 2028 Notes, Original 7.280% 2028 Notes, Original 7.625% 2028 Notes, Original 6.550% 2033 Notes, Original 8.450% 2034 Notes, Original 6.200% 2034 Notes, Original 6.400% 2035 Notes, Original 8.150% 2036 Notes, Original 6.150% 2037 Notes, Original 6.650% 2037 Notes, Original 6.750% 2038 Notes, Original 7.850% 2039 Notes, Original 6.900% 2039 Notes, Original 6.150% 2041 Notes, Original 5.400% 2043 Notes, Original 4.750% 2044 Notes, Original 4.950% 2045 Notes, Original 7.750% 2045 Notes, Original 4.750% 2046 Notes and Original 7.900% 2095 Notes, the “original notes”)

for a like principal amount of 8.250% Notes due 2096, which have been registered under the Securities Act (“Exchange 8.250% 2096 Notes” and, together with the Exchange 5.650% 2020 Notes, Exchange 4.500% 2021 Notes, Exchange 3.000% 2022 Notes, Exchange 8.875% 2023 Notes, Exchange 4.000% 2023 Notes, Exchange 7.750% January 2024 Notes, Exchange 7.750% February 2024 Notes, Exchange 9.500% 2024 Notes, Exchange 3.700% 2024 Notes, Exchange 8.500% 2025 Notes, Exchange 3.700% 2025 Notes, Exchange 7.700% 2025 Notes, Exchange 7.430% 2026 Notes, Exchange 3.375% 2026 Notes, Exchange 7.125% 2028 Notes, Exchange 7.300% 2028 Notes, Exchange 7.280% 2028 Notes, Exchange 7.625% 2028 Notes, Exchange 6.550% 2033 Notes, Exchange 8.450% 2034 Notes, Exchange 6.200% 2034 Notes, Exchange 6.400% 2035 Notes, Exchange 8.150% 2036 Notes, Exchange 6.150% 2037 Notes, Exchange 6.650% 2037 Notes, Exchange 6.750% 2038 Notes, Exchange 7.850% 2039 Notes, Exchange 6.900% 2039 Notes, Exchange 6.150% 2041 Notes, Exchange 5.400% 2043 Notes, Exchange 4.750% 2044 Notes, Exchange 4.950% 2045 Notes, Exchange 7.750% 2045 Notes, Exchange 4.750% 2046 Notes and Exchange 7.900% 2095 Notes, the “exchange notes”).

We are conducting the exchange offers (the “exchange offers”) in order to provide you with an opportunity to exchange your original notes for exchange notes that have been registered under the Securities Act. The original notes and the exchange notes are sometimes referred to in this prospectus together as the “notes”.

Material Terms of the Exchange Offers:

•	The Issuer will exchange all original notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of original notes at any time prior to the expiration of the relevant exchange offer.

•

Each exchange offer will expire at 5:00 p.m., New York City time, on     , 2019 (the “expiration date”), unless extended. We do not currently intend to extend the expiration date unless required to do so by applicable law as described under “The Exchange Offers—Expiration Date; Extensions; Amendments”.

•	The original notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof.

•	To exchange your original notes, you are required to make certain representations to us. See “The Exchange Offers—Procedures for Tendering” for more information.

•	We will not receive any proceeds from the exchange offers.

The Exchange Notes:

•

The terms of the exchange notes to be issued in the exchange offers are substantially identical to the terms of the corresponding series of original notes, except that the exchange notes will be registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes will not apply to the exchange notes. The exchange notes will represent the same debt as the original notes, and the Issuer will issue the exchange notes under the same indenture that governs the applicable series of original notes.

•

The exchange notes will be fully, unconditionally, jointly and severally guaranteed on an unsecured unsubordinated basis by the same entity that guarantees the original notes, specifically TWDC Enterprises 18 Corp. (the “Guarantor” or “TWDC Enterprises”). The guarantee constitutes a separate security that is being offered by the Guarantor. See “Description of Notes—The Guarantee”.

•	The exchange notes will not be listed on any securities exchange or any automated dealer quotation system and there is currently no market for the exchange notes.

All untendered original notes will continue to be subject to the restrictions on transfer set forth in the original notes and in the indenture governing the applicable series of original notes. In general, the original notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, registration under the Securities Act. Other than in connection with the exchange offers, the Issuer does not currently anticipate that it will register any series of the original notes under the Securities Act.

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Issuer has agreed that it will furnish to each broker-dealer who has delivered the notice to the Issuer required by and in accordance with the registration rights agreement (as defined herein), without charge, as many copies of this prospectus and any amendment and supplement hereto, as such participating broker-dealer may reasonably request in connection with its resale of such exchange notes. See “Plan of Distribution”.

Investing in the exchange notes involves risks. See “Risk Factors ” beginning on page 16 for a discussion of certain factors you should consider in connection with the exchange offers and an investment in the exchange notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2019.

You should rely only on the information contained in this prospectus and the documents incorporated by reference herein. We have not authorized any person to provide you with any information or represent anything about us or the exchange offers that is not contained in this prospectus or incorporated by reference herein. If given or made, any such other information or representation should not be relied upon as having been authorized by us. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

We are not making the exchange offers to, nor will we accept surrenders for exchange from, holders of outstanding original notes in any jurisdiction in which the applicable exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful.

This prospectus incorporates business and financial information about us that is not included in or delivered with this prospectus. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, on the written or oral request of that person, a copy of any or all of the documents which have been or may be incorporated by reference in this prospectus other than exhibits to these documents, unless the exhibits are also specifically incorporated by reference herein. Requests for copies should be directed to The Walt Disney Company, 500 South Buena Vista Street, Burbank, California 91521, Attention: Senior Vice President, Investor Relations; telephone number (818) 560-1000. You should not assume that the information in this prospectus or any document incorporated by reference herein is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since such dates. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

In order to ensure timely delivery of the requested documents, requests should be made no later than     , 2019, which is five business days before the date the exchange offers expire.

See “Where You Can Find More Information” and “Incorporation of Certain Information By Reference”.

i

EXPLANATORY NOTE

On March 20, 2019, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of June 20, 2018, among TFCF Corporation (formerly known as Twenty-First Century Fox, Inc.) (“TFCF”), TWDC Enterprises 18 Corp. (formerly known as The Walt Disney Company), which we refer to as the “Guarantor” or “TWDC Enterprises”, The Walt Disney Company (formerly known as TWDC Holdco 613 Corp.), which we refer to as “Disney” or “Issuer”, WDC Merger Enterprises I, Inc. and WDC Merger Enterprises II, Inc., Disney acquired all of the outstanding shares of TFCF through a transaction in which: (i) WDC Merger Enterprises I, Inc. merged with and into the Guarantor, with the Guarantor surviving such merger as a 100% owned subsidiary of Disney (the “Disney Merger”) and (ii) WDC Merger Enterprises II, Inc. merged with and into TFCF, with TFCF surviving such merger as a 100% owned subsidiary of Disney (the “TFCF Merger” and, together with the Disney Merger, the “Mergers”). As a result of the Mergers, among other things, Disney became the ultimate parent of the Guarantor, TFCF and their respective subsidiaries. Effective as of the effective time of the Disney Merger, which occurred at 12:01 a.m., Eastern Time, on March 20, 2019, Disney changed its name to “The Walt Disney Company” and the Guarantor changed its name to “TWDC Enterprises 18 Corp”.

When we refer to “The Walt Disney Company”, the “Company”, “we”, “our” and “us” in this prospectus under the headings “Where You Can Find More Information”, “Cautionary Statement Concerning Forward-Looking Statements” and “Prospectus Summary—The Walt Disney Company”, we mean The Walt Disney Company and its subsidiaries, including TWDC Enterprises, through which various businesses are actually conducted. When such terms are used elsewhere in this prospectus, we refer only to The Walt Disney Company unless the context otherwise requires or as otherwise indicated. When we refer to our Annual Report on Form 10-K for the fiscal year ended September 29, 2018 and Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2018, we mean the Annual Report on Form 10-K and Quarterly Report on Form 10-Q for such periods filed by TWDC Enterprises.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange offers. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. You should refer to the registration statement, including the exhibits, for further information about the exchange notes being offered hereby. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including The Walt Disney Company, that file electronically with the SEC. The public can obtain any documents that we file electronically with the SEC at http://www.sec.gov. Our SEC filings and other information about The Walt Disney Company are also available at our website at www.thewaltdisneycompany.com. Except for documents filed with the SEC and incorporated by reference into this prospectus, no information contained in, or that can be accessed through, our website is to be considered part of this prospectus.

This prospectus constitutes part of a registration statement on Form S-4 that we filed with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

Statements contained in this prospectus or in any document incorporated by reference herein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and, in each instance, reference is made to the copy of the contract or other document filed as an exhibit to, or incorporated by reference in, the registration statement, each statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We and TWDC Enterprises have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we and TWDC Enterprises can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. We and TWDC Enterprises incorporate by reference the following documents that we and TWDC Enterprises have previously filed with the SEC (other than information in such documents that is deemed not to be filed):

(a)

TWDC Enterprises’s Annual Report on Form 10-K for the fiscal year ended September 29, 2018, filed on November 21, 2018 (the financial statements and the related audit opinion have been superseded by the financial statements and audit report in TWDC Enterprises’s Current Report on Form 8-K filed on February 15, 2019 and The Walt Disney Company’s Current Report on Form 8-K filed on August 14, 2019);

(b)

TWDC Enterprises’s Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2018, filed on February 5, 2019 (the financial statements have been superseded by the financial statements in The Walt Disney Company’s Current Report on Form 8-K filed on August 14, 2019);

(c)

the information in TWDC Enterprises’s proxy statement filed on January  11, 2019, but only to the extent such information is incorporated by reference in TWDC Enterprises’s Annual Report on Form 10-K for the fiscal year ended September 29, 2018;

(d)

TWDC Enterprises’s Current Reports on Form 8-K filed on October 5, 2018, October 15, 2018, October  22, 2018, October 29, 2018, November  27, 2018, November  30, 2018, December  3, 2018, December  4, 2018, December 26, 2018, January  8, 2019, January 18, 2019 (first filing only), January  25, 2019, January 29, 2019, January  30, 2019, February 6, 2019, February  15, 2019, February 21, 2019, March  1, 2019, March 4, 2019, March  5, 2019, March 8, 2019, March 8, 2019, March 12, 2019, March  18, 2019 and March 20, 2019;

(e)

The Walt Disney Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2019, filed on May 8, 2019 and Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2019, filed on August 6, 2019; and

(f)

The Walt Disney Company’s Current Reports on Form 8-K filed on March 20, 2019, on Form 8-K12B filed on March 20, 2019, on Form 8-K/A filed on March  27, 2019 and on Form 8-K filed on May  3, 2019, May  14, 2019, August 14, 2019, August 29, 2019, September 3, 2019, September  6, 2019, September 17, 2019 and October 1, 2019.

We also are incorporating by reference all future documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the notes made hereby (in each case other than information in and exhibits to such documents that are deemed not to be filed). The most recent information that we file with the SEC automatically updates and, to the extent inconsistent with prior information, supersedes more dated information.

Except as incorporated by reference herein from TWDC Enterprises’s filings with the SEC, this prospectus omits financial statements for TWDC Enterprises, as permitted by the SEC in Rule 3-10(e) of Regulation S-X. TWDC Enterprises is our 100% owned subsidiary, and the notes issued under this prospectus will be fully and unconditionally guaranteed by TWDC Enterprises.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed to be incorporated by reference herein contain or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. We have based these forward-looking statements on our current expectations about future events. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance and the outcome of contingencies such as future financial results, in each case, wherever they appear in this prospectus or the documents incorporated or deemed to be incorporated by reference herein, are necessarily estimates reflecting the best judgment of the management of The Walt Disney Company and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those factors described in more detail in our Annual Report on Form 10-K for the year ended September 29, 2018 and in any subsequent Quarterly Reports on Form 10-Q (including, for the avoidance of doubt, the Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2018 filed by TWDC Enterprises) and Annual Reports on Form 10-K under Item 1A, “Risk Factors” as well as in any subsequent periodic or current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that include “Risk Factors” or that discuss risks to us.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus or, in the case of documents incorporated or deemed to be incorporated by reference herein, as of the date of those documents. The Walt Disney Company does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events, except as required by law.

v

PROSPECTUS SUMMARY

This summary highlights certain information about our business and the exchange offers. This is a summary of information contained elsewhere in this prospectus, the accompanying letter of transmittal or incorporated by reference herein and does not contain all of the information that you should consider before investing in the exchange notes. For a more complete understanding of this offering and our business, you should read this entire prospectus, including the section entitled “Risk Factors”, the accompanying letter of transmittal and all documents incorporated by reference herein.

The Walt Disney Company

The Walt Disney Company, together with its subsidiaries through which businesses are conducted, is a diversified worldwide entertainment company with operations in four business segments: Media Networks; Parks, Experiences and Products; Studio Entertainment; and Direct-to-Consumer & International. The Walt Disney Company is a Delaware corporation having its principal executive offices at 500 South Buena Vista Street, Burbank, California 91521, and its telephone number is (818) 560-1000.

On March 20, 2019, the Company acquired TFCF. Prior to the acquisition, TFCF and a newly-formed subsidiary of TFCF (“New Fox”) entered into a separation agreement, pursuant to which TFCF transferred to New Fox a portfolio of TFCF’s news, sports and broadcast businesses and certain other assets. TFCF retained all of the assets and liabilities not transferred to New Fox, including the Twentieth Century Fox film and television studios, certain cable networks and TFCF’s international TV businesses; these remaining assets and businesses are held directly or indirectly by the acquired TFCF entity.

As part of the acquisition, the Company agreed to sell TFCF’s Regional Sports Networks, which was completed in August 2019, and certain sport media operations in Brazil and Mexico. In addition, as a result of the TFCF acquisition the Company’s ownership interest in Hulu LLC (“Hulu”) increased to 60% (67% as of June 29, 2019). The acquired TFCF businesses are generally branded Fox, FX, National Geographic and Star.

To find out how to obtain more information regarding us and our business, you should read the documents incorporated and deemed to be incorporated by reference in this prospectus that are described in the section of this prospectus entitled “Where You Can Find More Information.”

Media Networks

•	Significant operations:

•	Disney, ESPN (80% ownership interest), Freeform, FX and National Geographic (73% ownership interest) branded domestic cable networks

•	ABC branded broadcast television network and eight owned domestic television stations

•	Television production and distribution

•	National Geographic magazine business

•	A 50% equity investment in A+E Television Networks (“A+E”), which operates a variety of cable networks including A&E, HISTORY and Lifetime

Parks, Experiences and Products

•	Significant operations:

•	Parks & Experiences:

•

Theme parks and resorts, which include: Walt Disney World Resort in Florida; Disneyland Resort in California; Disneyland Paris; Hong Kong Disneyland Resort (47% ownership interest); and Shanghai Disney Resort (43% ownership interest), all of which are consolidated in our results. Additionally, the Company licenses our intellectual property to a third party to operate Tokyo Disney Resort.

•	Disney Cruise Line, Disney Vacation Club, Disney and National Geographic (73% ownership interest) branded travel businesses, and Aulani, a Disney Resort & Spa in Hawaii

•	Consumer Products:

•	Licensing of our trade names, characters, visual, literary and other intellectual properties to various manufacturers, game developers, publishers and retailers throughout the world

•

Sale of branded merchandise through retail, online and wholesale businesses, and development and publishing of books, magazines (excluding National Geographic, which is reported in Media Networks) and comic books

Studio Entertainment

•	Significant operations:

•	Motion picture production and distribution under the Walt Disney Pictures, Twentieth Century Fox, Marvel, Lucasfilm, Pixar, Fox Searchlight Pictures and Blue Sky Studios banners

•	Development, production and licensing of live entertainment events on Broadway and around the world (stage plays)

•	Music production and distribution

•	Post-production services including visual and audio effects through Industrial Light & Magic and Skywalker Sound banners

Direct-to-Consumer & International

•	Significant operations:

•	Disney, ESPN, Fox, FX, National Geographic and Star branded international television networks and channels

•

Direct-to-consumer streaming services distributed digitally to internet-connected devices, including Disney+, which we plan to launch in the U.S. and selected countries in November 2019 with ongoing global launch anticipated throughout 2020 and 2021, ESPN+, Hotstar and Hulu

•	BAMTech LLC (“BAMTech”) (owned 75% by the Company since September 2017), which provides streaming technology services

•	Equity investments:

•	A 50% ownership interest in Endemol Shine Group, which is a multi-platform content provider with creative operations across the world’s major markets

•	A 27% effective ownership interest in Vice Group Holdings, Inc. (“Vice”), which is a media company that targets millennial audiences. Vice operates Viceland, which is owned 50% by Vice and 50% by A+E.

TWDC Enterprises 18 Corp.

TWDC Enterprises is a Delaware corporation and a direct, 100% owned subsidiary of The Walt Disney Company. Its principal executive offices are located at 500 South Buena Vista Street, Burbank, California 91521, and its telephone number is (818) 560-1000.

Summary of the Terms of the Exchange Offers

Background	On March 20, 2019 the Issuer completed its offers to (i) “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) and (ii) non-“U.S. persons” outside of the United States (within the meaning of Regulation S under the Securities Act) to exchange (the “prior private exchange offers”) any and all outstanding notes issued by 21st Century Fox America, Inc. (the “21CFA Notes”) for the original notes and cash. In connection with each of the prior private exchange offers, on March 20, 2019, the Issuer and the Guarantor entered into a registration rights agreement (the “registration rights agreement”) with the dealer managers in which the Issuer agreed, among other things, to complete the exchange offers. On October 3, 2019, the Issuer completed cash tender offers (the “Tender Offers”) to purchase certain outstanding notes of the Issuer as described in the Amended and Restated Offer to Purchase dated as of September 3, 2019 (as amended by the press release dated September 17, 2019) and related Letter of Transmittal (as amended by the press release dated September 17, 2019). The exchange offers pursuant to this prospectus are in respect of the original notes that remain outstanding following such Tender Offers. See “The Exchange Offers—Purpose of the Exchange Offers; Registration Rights”.

The Exchange Offers	The Issuer is offering to exchange:

•	the unregistered Original 5.650% 2020 Notes for an equivalent amount of the Exchange 5.650% 2020 Notes, which have been registered under the Securities Act;

•	the unregistered Original 4.500% 2021 Notes for an equivalent amount of the Exchange 4.500% 2021 Notes, which have been registered under the Securities Act;

•	the unregistered Original 3.000% 2022 Notes for an equivalent amount of the Exchange 3.000% 2022 Notes, which have been registered under the Securities Act;

•	the unregistered Original 8.875% 2023 Notes for an equivalent amount of the Exchange 8.875% 2023 Notes, which have been registered under the Securities Act;

•	the unregistered Original 4.000% 2023 Notes for an equivalent amount of the Exchange 4.000% 2023 Notes, which have been registered under the Securities Act;

•	the unregistered Original 7.750% January 2024 Notes for an equivalent amount of the Exchange 7.750% January 2024 Notes, which have been registered under the Securities Act;

•	the unregistered Original 7.750% February 2024 Notes for an equivalent amount of the Exchange 7.750% February 2024 Notes, which have been registered under the Securities Act;

•	the unregistered Original 9.500% 2024 Notes for an equivalent amount of the Exchange 9.500% 2024 Notes, which have been registered under the Securities Act;

•	the unregistered Original 3.700% 2024 Notes for an equivalent amount of the Exchange 3.700% 2024 Notes, which have been registered under the Securities Act;

•	the unregistered Original 8.500% 2025 Notes for an equivalent amount of the Exchange 8.500% 2025 Notes, which have been registered under the Securities Act;

•	the unregistered Original 3.700% 2025 Notes for an equivalent amount of the Exchange 3.700% 2025 Notes, which have been registered under the Securities Act;

•	the unregistered Original 7.700% 2025 Notes for an equivalent amount of the Exchange 7.700% 2025 Notes, which have been registered under the Securities Act;

•	the unregistered Original 7.430% 2026 Notes for an equivalent amount of the Exchange 7.430% 2026 Notes, which have been registered under the Securities Act;

•	the unregistered Original 3.375% 2026 Notes for an equivalent amount of the Exchange 3.375% 2026 Notes, which have been registered under the Securities Act;

•	the unregistered Original 7.125% 2028 Notes for an equivalent amount of the Exchange 7.125% 2028 Notes, which have been registered under the Securities Act;

•	the unregistered Original 7.300% 2028 Notes for an equivalent amount of the Exchange 7.300% 2028 Notes, which have been registered under the Securities Act;

•	the unregistered Original 7.280% 2028 Notes for an equivalent amount of the Exchange 7.280% 2028 Notes, which have been registered under the Securities Act;

•	the unregistered Original 7.625% 2028 Notes for an equivalent amount of the Exchange 7.625% 2028 Notes, which have been registered under the Securities Act;

•	the unregistered Original 6.550% 2033 Notes for an equivalent amount of the Exchange 6.550% 2033 Notes, which have been registered under the Securities Act;

•	the unregistered Original 8.450% 2034 Notes for an equivalent amount of the Exchange 8.450% 2034 Notes, which have been registered under the Securities Act;

•	the unregistered Original 6.200% 2034 Notes for an equivalent amount of the Exchange 6.200% 2034 Notes, which have been registered under the Securities Act;

•	the unregistered Original 6.400% 2035 Notes for an equivalent amount of the Exchange 6.400% 2035 Notes, which have been registered under the Securities Act;

•	the unregistered Original 8.150% 2036 Notes for an equivalent amount of the Exchange 8.150% 2036 Notes, which have been registered under the Securities Act;

•	the unregistered Original 6.150% 2037 Notes for an equivalent amount of the Exchange 6.150% 2037 Notes, which have been registered under the Securities Act;

•	the unregistered Original 6.650% 2037 Notes for an equivalent amount of the Exchange 6.650% 2037 Notes, which have been registered under the Securities Act;

•	the unregistered Original 6.750% 2038 Notes for an equivalent amount of the Exchange 6.750% 2038 Notes, which have been registered under the Securities Act;

•	the unregistered Original 7.850% 2039 Notes for an equivalent amount of the Exchange 7.850% 2039 Notes, which have been registered under the Securities Act;

•	the unregistered Original 6.900% 2039 Notes for an equivalent amount of the Exchange 6.900% 2039 Notes, which have been registered under the Securities Act;

•	the unregistered Original 6.150% 2041 Notes for an equivalent amount of the Exchange 6.150% 2041 Notes, which have been registered under the Securities Act;

•	the unregistered Original 5.400% 2043 Notes for an equivalent amount of the Exchange 5.400% 2043 Notes, which have been registered under the Securities Act;

•	the unregistered Original 4.750% 2044 Notes for an equivalent amount of the Exchange 4.750% 2044 Notes, which have been registered under the Securities Act;

•	the unregistered Original 4.950% 2045 Notes for an equivalent amount of the Exchange 4.950% 2045 Notes, which have been registered under the Securities Act;

•	the unregistered Original 7.750% 2045 Notes for an equivalent amount of the Exchange 7.750% 2045 Notes, which have been registered under the Securities Act;

•	the unregistered Original 4.750% 2046 Notes for an equivalent amount of the Exchange 4.750% 2046 Notes, which have been registered under the Securities Act;

•	the unregistered Original 7.900% 2095 Notes for an equivalent amount of the Exchange 7.900% 2095 Notes, which have been registered under the Securities Act; and

•	the unregistered Original 8.250% 2096 Notes for an equivalent amount of the Exchange 8.250% 2096 Notes, which have been registered under the Securities Act.

The original notes may only be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. See “The Exchange Offers—Terms of the Exchange Offers”.

In order to exchange an Original Note, you must follow the required procedures, and the Issuer must accept the Original Note for exchange. The Issuer will exchange all original notes validly tendered and not validly withdrawn prior to the expiration date. See “The Exchange Offers”.

Resale of Exchange Notes	Based on interpretations of the SEC staff, as described in previous no-action letters issued to third parties, we believe that the exchange notes you receive pursuant to the exchange offers in exchange for the original notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes issued in the exchange offers in the ordinary course of your business;

•

you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the exchange notes you will receive in the exchange offers; and

•	you are not an “affiliate” of the Issuer or the Guarantor, as defined in Rule 405 of the Securities Act.

By tendering your original notes as described in “The Exchange Offers—Procedures for Tendering”, you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the exchange notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offers. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. The Issuer has agreed that it will furnish to each broker-dealer who has delivered the notice to the Issuer required by and in accordance with the registration rights agreement, without charge, as many copies of this prospectus and any amendment and supplement hereto, as such participating broker-dealer may reasonably request in connection with its resale of such exchange notes. See “Plan of Distribution”.

Consequences if You Do Not Exchange Your Original Notes	Original notes that are not tendered in the exchange offers or are not accepted for exchange will continue to be subject to transfer restrictions. You will not be able to offer or sell such original notes unless you are able to rely on an exemption from the requirements of the Securities Act or the original notes are registered under the Securities Act.

After the exchange offers are completed, the Issuer will no longer have an obligation to register the original notes, except under limited circumstances. To the extent that original notes are tendered and accepted in the exchange offers, the market for any remaining original notes will be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offers—If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid”.

Expiration Date	Each exchange offer expires at 5:00 p.m., New York City time, on , 2019, subject to our right to extend the expiration date for any exchange offer. See “The Exchange Offers—Expiration Date; Extensions; Amendments”.

Issuance of Exchange Notes	The Issuer will issue exchange notes in exchange for original notes tendered and accepted in the exchange offers promptly following the applicable expiration date (unless amended as described in this prospectus). See “The Exchange Offers—Terms of the Exchange Offers”.

Conditions to the Exchange Offers	The exchange offers are subject to certain customary conditions, which we may amend or waive. The exchange offers are not conditioned upon any minimum principal amount of outstanding original notes being tendered. See “The Exchange Offers—Conditions to the Exchange Offers”.

Special Procedures for Beneficial Holders

If you beneficially own original notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offers, you should contact the registered holder promptly and instruct such person to tender on your behalf. If you wish to tender in the exchange offers on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your original notes, either arrange to have the original notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take a considerable amount of time. See “The Exchange Offers—Procedures for Tendering”.

Withdrawal Rights	You may withdraw your tender of original notes at any time before the expiration date for the applicable exchange offer. See “The Exchange Offers—Withdrawal of Tenders”.

Accounting Treatment	We will not recognize any gain or loss for accounting related to the exchange offers. We will record the expenses of the exchange offers as incurred. See “The Exchange Offers—Accounting Treatment”.

Federal Income Tax Consequences	The exchange of original notes for exchange notes pursuant to the exchange offers generally will not be a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations”.

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes in connection with the exchange offers.

Exchange Agent	Global Bondholder Services Corporation (“GBSC”) is serving as exchange agent in connection with the exchange offers. The address and telephone number of the exchange agent are set forth under “The Exchange Offers—Exchange Agent”.

Summary of the Terms of the Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus contains a more detailed description of the terms of the exchange notes. Other than the restrictions on transfer, registration rights and additional interest provisions, the exchange notes will have the same financial terms and covenants as the original notes.

Issuer	The Walt Disney Company, a Delaware corporation.

Guarantor	TWDC Enterprises 18 Corp., a Delaware corporation.

Securities Offered	Up to $14,098,439,000 aggregate principal amount of notes, consisting of up to:

•	$370,982,000 aggregate principal amount of 5.650% Notes due 2020,

•	$863,324,000 aggregate principal amount of 4.500% Notes due 2021,

•	$921,824,000 aggregate principal amount of 3.000% Notes due 2022,

•	$198,404,000 aggregate principal amount of 8.875% Notes due 2023,

•	$284,844,000 aggregate principal amount of 4.000% Notes due 2023,

•	$186,329,000 aggregate principal amount of 7.750% Notes due January 2024,

•	$68,112,000 aggregate principal amount of 7.750% Notes due February 2024,

•	$192,745,000 aggregate principal amount of 9.500% Notes due 2024,

•	$577,316,000 aggregate principal amount of 3.700% Notes due 2024,

•	$186,242,000 aggregate principal amount of 8.500% Notes due 2025,

•	$592,298,000 aggregate principal amount of 3.700% Notes due 2025,

•	$238,084,000 aggregate principal amount of 7.700% Notes due 2025,

•	$229,499,000 aggregate principal amount of 7.430% Notes due 2026,

•	$436,340,000 aggregate principal amount of 3.375% Notes due 2026,

•	$194,125,000 aggregate principal amount of 7.125% Notes due 2028,

•	$195,582,000 aggregate principal amount of 7.300% Notes due 2028,

•	$195,100,000 aggregate principal amount of 7.280% Notes due 2028,

•	$187,789,000 aggregate principal amount of 7.625% Notes due 2028,

•	$342,347,000 aggregate principal amount of 6.550% Notes due 2033,

•	$194,866,000 aggregate principal amount of 8.450% Notes due 2034,

•	$984,222,000 aggregate principal amount of 6.200% Notes due 2034,

•	$973,196,000 aggregate principal amount of 6.400% Notes due 2035,

•	$239,786,000 aggregate principal amount of 8.150% Notes due 2036,

•	$321,934,000 aggregate principal amount of 6.150% Notes due 2037,

•	$1,234,237,000 aggregate principal amount of 6.650% Notes due 2037,

•	$141,229,000 aggregate principal amount of 6.750% Notes due 2038,

•	$111,283,000 aggregate principal amount of 7.850% Notes due 2039,

•	$236,418,000 aggregate principal amount of 6.900% Notes due 2039,

•	$631,871,000 aggregate principal amount of 6.150% Notes due 2041,

•	$683,836,000 aggregate principal amount of 5.400% Notes due 2043,

•	$588,724,000 aggregate principal amount of 4.750% Notes due 2044,

•	$399,301,000 aggregate principal amount of 4.950% Notes due 2045,

•	$324,985,000 aggregate principal amount of 7.750% Notes due 2045,

•	$399,892,000 aggregate principal amount of 4.750% Notes due 2046,

•	$93,955,000 aggregate principal amount of 7.900% Notes due 2095 and

•	$77,418,000 aggregate principal amount of 8.250% Notes due 2096.

Interest Rates; Interest Payment Dates; Maturity Dates	Each new series of exchange notes will have the same interest rate, maturity date, redemption terms and interest payment dates as the corresponding series of original notes for which they are being offered in exchange. With respect to each series of exchange notes, (a) interest will accrue on such exchange notes from the most recent date to which interest on the respective original notes has been paid or, if no interest has been paid, from the issue date of the respective original notes and (b) if the regular record date for the first interest payment date would be a date prior to the settlement date of the related exchange offer, the record date for such first interest payment date will be the day immediately preceding such first interest payment date.

Interest Rates and Maturity Dates	Semi-Annual Interest Payment Dates
5.650% Notes due August 15, 2020	February 15 and August 15
4.500% Notes due February 15, 2021	February 15 and August 15
3.000% Notes due September 15, 2022	March 15 and September 15
8.875% Notes due April 26, 2023	April 26 and October 26
4.000% Notes due October 1, 2023	April 1 and October 1
7.750% Notes due January 20, 2024	January 20 and July 20
7.750% Notes due February 1, 2024	February 1 and August 1
9.500% Notes due July 15, 2024	January 15 and July 15
3.700% Notes due September 15, 2024	March 15 and September 15
8.500% Notes due February 23, 2025	February 23 and August 23
3.700% Notes due October 15, 2025	April 15 and October 15
7.700% Notes due October 30, 2025	April 30 and October 30
7.430% Notes due October 1, 2026	April 1 and October 1
3.375% Notes due November 15, 2026	May 15 and November 15
7.125% Notes due April 8, 2028	April 8 and October 8
7.300% Notes due April 30, 2028	April 30 and October 30
7.280% Notes due June 30, 2028	June 30 and December 30
7.625% Notes due November 30, 2028	May 30 and November 30
6.550% Notes due March 15, 2033	March 15 and September 15
8.450% Notes due August 1, 2034	February 1 and August 1
6.200% Notes due December 15, 2034	June 15 and December 15
6.400% Notes due December 15, 2035	June 15 and December 15
8.150% Notes due October 17, 2036	April 17 and October 17
6.150% Notes due March 1, 2037	March 1 and September 1
6.650% Notes due November 15, 2037	May 15 and November 15
6.750% Notes due January 9, 2038	January 9 and July 9
7.850% Notes due March 1, 2039	March 1 and September 1
6.900% Notes due August 15, 2039	February 15 and August 15
6.150% Notes due February 15, 2041	February 15 and August 15
5.400% Notes due October 1, 2043	April 1 and October 1
4.750% Notes due September 15, 2044	March 15 and September 15
4.950% Notes due October 15, 2045	April 15 and October 15
7.750% Notes due December 1, 2045	June 1 and December 1
4.750% Notes due November 15, 2046	May 15 and November 15
7.900% Notes due December 1, 2095	June 1 and December 1
8.250% Notes due October 17, 2096	April 17 and October 17

Optional Redemption	Each series of exchange notes will have the same redemption terms as the corresponding series of original notes.

The Disney Redeemable Notes (as defined below) may be redeemed, in whole or in part, at the option of the Issuer, at any time or from time to time prior to their respective final maturity dates, at the applicable redemption prices set forth under “Description of Notes—Optional Redemption”. “Disney Redeemable Notes” means the Exchange 5.650% 2020 Notes, Exchange 4.500% 2021 Notes, Exchange 3.000% 2022 Notes, Exchange 4.000% 2023 Notes, Exchange 3.700% 2024 Notes, Exchange 3.700% 2025 Notes, Exchange 3.375% 2026 Notes, Exchange 6.400% 2035 Notes, Exchange 6.150% 2037 Notes, Exchange 6.650% 2037 Notes, Exchange 7.850% 2039 Notes, Exchange 6.900% 2039 Notes, Exchange 6.150% 2041 Notes, Exchange 5.400% 2043 Notes, Exchange 4.750% 2044 Notes, Exchange 4.950% 2045 Notes and Exchange 4.750% 2046 Notes (collectively, the “Exchange Redeemable Notes”) and the corresponding series of original notes.

On and after the Par Call Date (as defined in “Description of Notes”), the Disney Par Call Notes (as defined below) are redeemable at the Issuer’s option in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Disney Par Call Notes to be redeemed, plus accrued and unpaid interest on the principal amount of such Disney Par Call Notes being redeemed to such date of redemption. “Disney Par Call Notes” means the Exchange 3.700% 2024 Notes, Exchange 3.700% 2025 Notes, Exchange 3.375% 2026 Notes, Exchange 4.750% 2044 Notes, Exchange 4.950% 2045 Notes and Exchange 4.750% 2046 Notes (collectively, the “Exchange Par Call Notes”) and the corresponding series of original notes.

The Disney Non-Redeemable Notes (as defined below) may not be redeemed prior to their respective final maturity dates. “Disney Non-Redeemable Notes” means the Exchange 8.875% 2023 Notes, Exchange 7.750% January 2024 Notes, Exchange 7.750% February 2024 Notes, Exchange 9.500% 2024 Notes, Exchange 8.500% 2025 Notes, Exchange 7.700% 2025 Notes, Exchange 7.430% 2026 Notes, Exchange 7.125% 2028 Notes, Exchange 7.300% 2028 Notes, Exchange 7.280% 2028 Notes, Exchange 7.625% 2028 Notes, Exchange 6.550% 2033 Notes, Exchange 8.450% 2034 Notes, Exchange 6.200% 2034 Notes, Exchange 8.150% 2036 Notes, Exchange 6.750% 2038 Notes, Exchange 7.750% 2045 Notes, Exchange 7.900% 2095 Notes and Exchange 8.250% 2096 Notes (collectively, the “Exchange Non-Redeemable Notes”) and the corresponding series of original notes.

For additional information, see “Description of Notes—Optional Redemption”.

Certain Covenants	The Issuer will issue the exchange notes under the indenture (as defined in “Description of Notes”), which is the same indenture as that governing the original notes. The indenture covenants include a merger covenant and a reporting covenant. Each covenant is subject to a number of important exceptions, limitations and qualifications that are described under “Description of Notes—Certain Covenants”.

Ranking	The exchange notes will be the Issuer’s senior unsecured indebtedness and will rank pari passu with each other and with all of the Issuer’s other unsecured and unsubordinated indebtedness from time to time outstanding and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

The Guarantor will fully and unconditionally guarantee the full and punctual payment of the principal of, premium, if any, interest on, and all other amounts payable under the exchange notes when the same becomes due and payable.

The guarantee will be the Guarantor’s senior unsecured obligation and will rank pari passu with all of its other unsecured and unsubordinated indebtedness from time to time outstanding and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

See “Risk Factors—Risks Relating to the Notes—The Walt Disney Company is a holding company, and the notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, other than the Guarantor. The guarantee will be structurally subordinated to the indebtedness and other liabilities of the Guarantor’s subsidiaries”.

Form and Denomination	The exchange notes of each series will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

DTC Eligibility	The exchange notes of each series will be represented by global certificates deposited with, or on behalf of, DTC or its nominee. See “Book-Entry; Delivery and Form”.

No Trading Market	Each series of exchange notes constitutes a new issue of securities, for which there is no existing trading market. In addition, the Issuer does not intend to apply to list any of the exchange notes on any securities exchange or for quotation on any automated quotation system. The Issuer cannot provide you with any assurance regarding whether trading markets for any series of the exchange notes will develop, the ability of holders of the exchange notes to sell their notes or the prices at which holders may be able to sell their notes. If no active trading markets develop, you may be unable to resell the exchange notes at their fair market value or at all.

Governing Law	The indenture, including the Guarantor’s guarantee, is, and the exchange notes will be, governed by, and construed in accordance with, the laws of the State of New York.

Trustee, Paying Agent, Transfer Agent and Security Registrar	Citibank, N.A. is the trustee with respect to the original notes and will be the trustee with respect to the exchange notes. Citibank, N.A. maintains various commercial and investment banking relationships with the Issuer and its affiliates. Citibank, N.A. will initially act as paying agent, transfer agent, authenticating agent and security registrar for the exchange notes, acting through its corporate trust office currently located at 388 Greenwich Street, New York, NY 10013.

Risk Factors	For certain risks related to the exchange notes and the exchange offers, please read the section entitled “Risk Factors” beginning on page 16 of this prospectus.

RISK FACTORS

You should carefully consider all the information set forth in this prospectus and incorporated by reference herein before deciding to participate in the exchange offers. Your investment in the notes involves certain risks. In consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are unsophisticated with respect to their significant components.

General

For an enterprise as large and complex as The Walt Disney Company and its subsidiaries are, a wide range of factors could materially affect future developments and performance. The most significant factors affecting the operations of The Walt Disney Company together with its subsidiaries include those set out in “Risk Factors” in our Annual Report on Form 10-K for the year ended September 29, 2018 and in any subsequent Quarterly Reports on Form 10-Q (including, for the avoidance of doubt, the Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2018 filed by TWDC Enterprises) and Annual Reports on Form 10-K under Item 1A, “Risk Factors” as well as in any subsequent periodic or current reports filed with the SEC under the Exchange Act that include “Risk Factors” or that discuss risks to us. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus. Additional factors relevant to the exchange offers and the notes include the following.

Risks Relating to the Exchange Offers

If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid.

Original notes that you do not tender or the Issuer does not accept will, following the exchange offers, continue to be restricted securities, and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Because we anticipate that most holders of original notes will elect to exchange their original notes, we expect that the liquidity of the market for any original notes remaining after the completion of the exchange offers will be substantially limited. Any original notes tendered and exchanged in the exchange offers will reduce the aggregate principal amount of the original notes of the applicable series outstanding. Following the exchange offers, if you do not tender your original notes you generally will not have any further registration rights, and your original notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the original notes could be adversely affected.

If you are a broker-dealer, your ability to transfer the exchange notes may be restricted.

A broker-dealer that acquired the original notes for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. The Issuer’s obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes.

There may not be any trading market for the exchange notes; many factors affect the trading and market value of the exchange notes.

The exchange notes are a new issue of securities and, upon issuance, your exchange notes will not have an established trading market. The Issuer does not intend to apply for listing or quotation of the exchange notes on any securities exchange or on any automated quotation system. The Issuer cannot assure you a trading market for your exchange notes will ever develop or be maintained if developed. Furthermore, the Issuer cannot assure you as to the liquidity of any trading market that may develop for any of the exchange notes, whether you will be able to sell the exchange notes, or the prices at which you may be able to sell the exchange notes. In addition to the Issuer’s creditworthiness, many factors will affect the trading market for, and trading value of, your exchange notes. These factors include the risk factors described and referred to elsewhere in this “Risk Factors” section and the following:

•	the interest rate on the exchange notes;

•	the time remaining to the maturity of the exchange notes;

•	the outstanding amount of the exchange notes;

•	the redemption features of certain of the exchange notes;

•	the level, direction and volatility of market interest rates generally;

•	market perceptions of the level, direction and volatility of interest rates generally; and

•	the trading value of comparable securities.

There may be a limited number of buyers when you decide to sell your exchange notes. This may affect the price you receive for your exchange notes or your ability to sell your exchange notes at all.

Risks Relating to the Notes

There may not be any trading market for your notes; many factors affect the trading and market value of your notes.

The notes are a new issue of securities and, upon issuance, your notes will not have an established trading market. We do not intend to apply for listing or quotation of the notes on any securities exchange or on any automated quotation system. We cannot assure you a trading market for your notes will ever develop or be maintained if developed. Furthermore, we cannot assure you as to the liquidity of any trading market that may develop for any of the notes, whether you will be able to sell the notes, or the prices at which you may be able to sell the notes. In addition to our creditworthiness, many factors will affect the trading market for, and trading value of, your notes. These factors include the risk factors described and referred to elsewhere in this “Risk Factors” section and the following:

•	the interest rate on the notes;

•	the time remaining to the maturity of the notes;

•	the outstanding amount of the notes;

•	the redemption features of the notes;

•	the level, direction and volatility of market interest rates generally;

•	market perceptions of the level, direction and volatility of interest rates generally; and

•	the trading value of comparable securities.

There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all. You should not purchase the notes unless you understand and know you can bear all of the investment risks involving your notes.

The Walt Disney Company is a holding company, and the notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, other than the Guarantor. The guarantee will be structurally subordinated to the indebtedness and other liabilities of the Guarantor’s subsidiaries.

The notes are our obligations exclusively and not of any of our subsidiaries. The guarantee is the Guarantor’s obligation exclusively and not any of its subsidiaries. Operations are conducted almost entirely through our subsidiaries. Our and the Guarantor’s subsidiaries are separate legal entities that have no obligation to pay any amounts due under the notes or the guarantee or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we or the Guarantor are a creditor with recognized claims against our or the Guarantor’s subsidiaries, all claims of creditors (including trade creditors) of our or the Guarantor’s subsidiaries will have priority with respect to the assets of such subsidiaries over our or the Guarantor’s claims (and therefore the claims of our and the Guarantor’s creditors, including holders of the notes). Consequently, the notes will be structurally subordinated to all indebtedness or other liabilities of our subsidiaries other than the Guarantor, including any subsidiaries that we may in the future acquire or establish, and the guarantee will be structurally subordinated to all indebtedness or other liabilities of the Guarantor’s subsidiaries, including any subsidiaries that the Guarantor may in the future acquire or establish.

Redemption prior to maturity may adversely affect your return on the Disney Redeemable Notes and the Disney Par Call Notes.

Since the Disney Redeemable Notes and the Disney Par Call Notes are redeemable at our option, we may choose to redeem your notes at times when prevailing interest rates are relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your notes being redeemed.

Our and the Guarantor’s credit ratings may not reflect all risks of an investment in the notes and a downgrade in our and/or the Guarantor’s credit ratings could adversely affect the market value of the notes.

The credit ratings that may be assigned to our outstanding debt securities and to the notes do not purport to reflect the potential impact of all risks relating to an investment in those securities. Such ratings are limited in scope and reflect only the view of each rating agency at the time the rating was issued. These ratings are subject to ongoing evaluation by credit rating agencies and there can be no assurance that such credit ratings will not be lowered, suspended or withdrawn entirely by the rating agencies or placed on a so-called “watch list” for a possible downgrade or assigned a negative ratings outlook if, in any rating agency’s judgment, circumstances so warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold any of our debt securities or the notes. Actual or anticipated changes or downgrades in our or the Guarantor’s credit ratings may adversely affect any trading market for, and the market value of, the notes, and also increase our borrowing costs.

An increase in market interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase notes and market interest rates increase, the market value of those notes may decline. We cannot predict the future level of market interest rates.

USE OF PROCEEDS

The exchange offers are intended to satisfy the Issuer’s and the Guarantor’s obligations under the registration rights agreement entered into in connection with the issuance of the original notes. We will not receive any proceeds from the issuance of exchange notes in connection with the exchange offers. In consideration for issuing the exchange notes, the Issuer will receive the original notes from you in like principal amount. The original notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our indebtedness other than to the extent that we incur any indebtedness in connection with the payment of expenses to be incurred in connection with the exchange offers, including the fees and expenses of the exchange agent and accounting and legal fees.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table sets forth selected consolidated financial data. As a result of the Disney Merger, The Walt Disney Company became the direct parent of TWDC Enterprises 18 Corp. and the successor registrant thereto pursuant to Rule 12g-3(a) under the Exchange Act. As a result, the historical consolidated financial statements of TWDC Enterprises 18 Corp. for periods prior to the Disney Merger (including the fiscal year ended September 29, 2018) are also considered to be the historical financial statements of The Walt Disney Company. This information in the table below should be read in conjunction with “Management’s Discussion and Analysis of Financial condition and Results of Operations”, and our audited consolidated financial statements and the notes thereto in our Annual Report on Form 10-K for the fiscal year ended September 29, 2018, incorporated by reference in this prospectus, and other financial information included and incorporated by reference in this prospectus.

	2018(1)	2017(2)	2016(3)	2015(4)	2014(5)
Statements of income
Revenues	$59,434	$55,137	$55,632	$52,465	$48,813
Net income	13,066	9,366	9,790	8,852	8,004
Net income attributable to Disney	12,598	8,980	9,391	8,382	7,501
Per common share
Earnings attributable to Disney
Diluted	$8.36	$5.69	$5.73	$4.90	$4.26
Basic	8.40	5.73	5.76	4.95	4.31
Dividends(6)	1.68	1.56	1.42	1.81	0.86
Balance sheets
Total assets	$98,598	$95,789	$92,033	$88,182	$84,141
Long-term obligations	24,797	26,710	24,189	19,142	18,573
Disney shareholders’ equity	48,773	41,315	43,265	44,525	44,958
Statements of cash flows
Cash provided (used) by:
Operating activities	$14,295	$12,343	$13,136	$11,385	$10,148
Investing activities	(5,336)	(4,111)	(5,758)	(4,245)	(3,345)
Financing activities	(8,843)	(8,959)	(7,220)	(5,801)	(6,981)

(1)

The fiscal 2018 results include a net benefit from remeasuring our deferred tax balances to a new U.S. statutory rate, partially offset by a one-time tax on certain accumulated foreign earnings as a result of the Tax Cuts and Jobs Act ($1.11 per diluted share), the benefit from a reduction in the Company’s fiscal 2018 U.S. federal statutory income tax rate ($0.75 per diluted share), gains on the sales of real estate and property rights ($0.28 per diluted share), a benefit from the adoption of an accounting pronouncement in fiscal 2017 related to the tax impact of employee share-based awards ($0.03 per diluted share) and insurance proceeds related to a fiscal 2017 legal matter ($0.02 per diluted share). In addition, results include the adverse impact from investment impairments ($0.11 per diluted share) and restructuring and impairment charges ($0.02 per diluted share).

(2)

The fiscal 2017 results include a benefit from the adoption of a new accounting pronouncement related to the tax impact of employee share-based awards ($0.08 per diluted share), a non-cash net gain in connection with the acquisition of a controlling interest in BAMTech ($0.10 per diluted share) (see Note 3 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended September 29, 2018), an adverse impact due to a charge, net of committed insurance recoveries, incurred in connection with the settlement of litigation ($0.07 per dilutive share) and restructuring and impairment charges ($0.04 per diluted share).

(3)

The fiscal 2016 results include the Company’s share of a net gain recognized by A+E in connection with an acquisition of an interest in Vice ($0.13 per diluted share) (see Note 3 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended September 29, 2018), restructuring and impairment charges ($0.07 per diluted share) and a charge in connection with the discontinuation of our

Infinity console game business ($0.05 per diluted share) (see Note 1 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended September 29, 2018).
(4)

The fiscal 2015 results include the write-off of a deferred tax asset as a result of a recapitalization at Disneyland Paris ($0.23 per diluted share) and restructuring and impairment charges ($0.02 per diluted share).

(5)

The fiscal 2014 results include a loss resulting from the foreign currency translation of net monetary assets denominated in Venezuelan currency ($0.05 per diluted share), restructuring and impairment charges ($0.05 per diluted share), a gain on the sale of property ($0.03 per diluted share) and a portion of a settlement of an affiliate contract dispute ($0.01 per diluted share).

(6)	In fiscal 2015, the Company began paying dividends on a semiannual basis. Accordingly, fiscal 2015 includes dividend payments related to fiscal 2014 and the first half of fiscal 2015.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers; Registration Rights

In connection with the prior private exchange offers, the Issuer and the Guarantor entered into a registration rights agreement with the dealer managers, under which the Issuer and the Guarantor agreed to use commercially reasonable efforts to cause to be filed and have declared effective an exchange offer registration statement under the Securities Act and to consummate an exchange offer for each series of such exchange notes. The exchange offers are being made pursuant to the registration rights agreement to satisfy the Issuer’s and the Guarantor’s obligations thereunder.

We are making the exchange offers in reliance on the position of the SEC as described in previous no-action letters issued to third parties. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder of exchange notes who exchanges original notes for exchange notes in the exchange offers generally may offer the exchange notes for resale, sell the exchange notes and otherwise transfer the exchange notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. The preceding sentence does not apply, however, to a holder who is an “affiliate” of the Issuer or the Guarantor, as defined in Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the exchange notes only if the holder acknowledges that the holder is acquiring the exchange notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The letter of transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. The Issuer has agreed that it will furnish to each broker-dealer who has delivered the notice to the Issuer required by and in accordance with the registration rights agreement, without charge, as many copies of this prospectus and any amendment and supplement thereto, as such participating broker-dealer may reasonably request in connection with its resale of such exchange notes. See “Plan of Distribution”.

Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of exchange notes.

The exchange offers are not being made to, nor will we accept tenders for exchange from, holders of original notes in any jurisdiction in which the exchange offers or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

The registration rights agreement requires us to use commercially reasonable efforts to (i) file, no later than December 15, 2019, a registration statement with the SEC with respect to the exchange offers, (ii) cause such registration statement to be declared effective and (iii) complete the registered exchange offers no later than June 17, 2020.

Alternatively, under the circumstances set forth below, the registration rights agreement requires us to, at our expense, (a) cause to be filed with the SEC a shelf registration statement covering resales of the original notes of the applicable series within 90 days of the date the obligation to file a shelf registration statement arose and use our commercially reasonable efforts to cause the shelf registration statement to be declared effective within

270 days of the date the obligation to file a shelf registration statement arose and (b) use our commercially reasonable efforts to keep the shelf registration statement effective until the earlier of March 20, 2020 and the date all original notes covered by the shelf registration statement have been sold as contemplated in the shelf registration statement or have ceased to be outstanding or otherwise registrable, with certain exceptions.

These circumstances include if:

•	changes in law or in applicable interpretations thereof by the staff of the SEC do not permit us to effect the exchange offers;

•	the applicable exchange offer is not consummated by June 17, 2020; or

•

any holder notifies the Issuer that it is not permitted by applicable law to participate in the exchange offer or participates in the exchange offer and does not receive fully tradable exchange notes pursuant to the exchange offer.

We will, in the event of the filing of the shelf registration statement, provide to each holder of the original notes of the applicable series at least one conformed copy of each shelf registration statement and any post-effective amendment thereto, including financial statements and schedules, notify each such holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the original notes of such series. A holder of original notes that sells its original notes pursuant to the shelf registration statement generally (1) will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, (2) will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and (3) will be bound by the provisions of the applicable registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations thereunder). In addition, each holder of the original notes will be required to deliver information as required by the registration rights agreement to have their original notes included in the shelf registration statement and to benefit from the provisions regarding liquidated damages described in the following paragraph.

If we do not consummate the applicable exchange offer by June 17, 2020, the shelf registration statement is not declared effective within 270 days of the date the obligation to file a shelf registration statement arose or the shelf registration statement ceases to be effective or usable for a period of time that exceeds 120 days in the aggregate in any 12-month period in which it is required to be effective under the registration rights agreement (each such event, a “registration default”) then, subject to the terms of the registration rights agreement, the interest rate borne by the applicable series of original notes will be increased by one quarter of one percent per annum for the first 90-day period while one or more registration defaults is continuing and will increase to a maximum of one-half of one percent per annum while one or more registration defaults is continuing until all registration defaults have been cured. Upon the cure of all of the registration defaults set forth above, the interest rate borne by the original notes of such series will be reduced to the original interest rate if we are otherwise in compliance with this paragraph; provided, however, that if, after any such reduction in interest rate, certain events occur with respect to a different registration default, the interest rate on the applicable series of original notes may again be increased pursuant to the foregoing provisions.

This summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the complete provisions of the registration rights agreement, each of which is incorporated by reference in this prospectus.

Terms of the Exchange Offers

The Issuer is offering to exchange the unregistered original notes for an equivalent amount of the exchange notes, which have been registered under the Securities Act. As of the date of this prospectus, the following aggregate principal amounts of original notes are outstanding:

Series	Amount Outstanding	Offer to Exchange
Original 5.650% 2020 Notes	$370,982,000	an equal principal amount of Exchange 5.650% 2020 Notes, which have been registered under the Securities Act
Original 4.500% 2021 Notes	$863,324,000	an equal principal amount of Exchange 4.500% 2021 Notes, which have been registered under the Securities Act
Original 3.000% 2022 Notes	$921,824,000	an equal principal amount of Exchange 3.000% 2022 Notes, which have been registered under the Securities Act
Original 8.875% 2023 Notes	$198,404,000	an equal principal amount of Exchange 8.875% 2023 Notes, which have been registered under the Securities Act
Original 4.000% 2023 Notes	$284,844,000	an equal principal amount of Exchange 4.000% 2023 Notes, which have been registered under the Securities Act
Original 7.750% January 2024 Notes	$186,329,000	an equal principal amount of Exchange 7.750% January 2024 Notes, which have been registered under the Securities Act
Original 7.750% February 2024 Notes	$68,112,000	an equal principal amount of Exchange 7.750% February 2024 Notes, which have been registered under the Securities Act
Original 9.500% 2024 Notes	$192,745,000	an equal principal amount of Exchange 9.500% 2024 Notes, which have been registered under the Securities Act
Original 3.700% 2024 Notes	$577,316,000	an equal principal amount of Exchange 3.700% 2024 Notes, which have been registered under the Securities Act
Original 8.500% 2025 Notes	$186,242,000	an equal principal amount of Exchange 8.500% 2025 Notes, which have been registered under the Securities Act
Original 3.700% 2025 Notes	$592,298,000	an equal principal amount of Exchange 3.700% 2025 Notes, which have been registered under the Securities Act
Original 7.700% 2025 Notes	$238,084,000	an equal principal amount of Exchange 7.700% 2025 Notes, which have been registered under the Securities Act
Original 7.430% 2026 Notes	$229,499,000	an equal principal amount of Exchange 7.430% 2026 Notes, which have been registered under the Securities Act
Original 3.375% 2026 Notes	$436,340,000	an equal principal amount of Exchange 3.375% 2026 Notes, which have been registered under the Securities Act
Original 7.125% 2028 Notes	$194,125,000	an equal principal amount of Exchange 7.125% 2028 Notes, which have been registered under the Securities Act

Series	Amount Outstanding	Offer to Exchange
Original 7.300% 2028 Notes	$195,582,000	an equal principal amount of Exchange 7.300% 2028 Notes, which have been registered under the Securities Act
Original 7.280% 2028 Notes	$195,100,000	an equal principal amount of Exchange 7.280% 2028 Notes, which have been registered under the Securities Act
Original 7.625% 2028 Notes	$187,789,000	an equal principal amount of Exchange 7.625% 2028 Notes, which have been registered under the Securities Act
Original 6.550% 2033 Notes	$342,347,000	an equal principal amount of Exchange 6.550% 2033 Notes, which have been registered under the Securities Act
Original 8.450% 2034 Notes	$194,866,000	an equal principal amount of Exchange 8.450% 2034 Notes, which have been registered under the Securities Act
Original 6.200% 2034 Notes	$984,222,000	an equal principal amount of Exchange 6.200% 2034 Notes, which have been registered under the Securities Act
Original 6.400% 2035 Notes	$973,196,000	an equal principal amount of Exchange 6.400% 2035 Notes, which have been registered under the Securities Act
Original 8.150% 2036 Notes	$239,786,000	an equal principal amount of Exchange 8.150% 2036 Notes, which have been registered under the Securities Act
Original 6.150% 2037 Notes	$321,934,000	an equal principal amount of Exchange 6.150% 2037 Notes, which have been registered under the Securities Act
Original 6.650% 2037 Notes	$1,234,237,000	an equal principal amount of Exchange 6.650% 2037 Notes, which have been registered under the Securities Act
Original 6.750% 2038 Notes	$141,229,000	an equal principal amount of Exchange 6.750% 2038 Notes, which have been registered under the Securities Act
Original 7.850% 2039 Notes	$111,283,000	an equal principal amount of Exchange 7.850% 2039 Notes, which have been registered under the Securities Act
Original 6.900% 2039 Notes	$236,418,000	an equal principal amount of Exchange 6.900% 2039 Notes, which have been registered under the Securities Act
Original 6.150% 2041 Notes	$631,871,000	an equal principal amount of Exchange 6.150% 2041 Notes, which have been registered under the Securities Act
Original 5.400% 2043 Notes	$683,836,000	an equal principal amount of Exchange 5.400% 2043 Notes, which have been registered under the Securities Act
Original 4.750% 2044 Notes	$588,724,000	an equal principal amount of Exchange 4.750% 2044 Notes, which have been registered under the Securities Act
Original 4.950% 2045 Notes	$399,301,000	an equal principal amount of Exchange 4.950% 2045 Notes, which have been registered under the Securities Act

Series	Amount Outstanding	Offer to Exchange
Original 7.750% 2045 Notes	$324,985,000	an equal principal amount of Exchange 7.750% 2045 Notes, which have been registered under the Securities Act
Original 4.750% 2046 Notes	$399,892,000	an equal principal amount of Exchange 4.750% 2046 Notes, which have been registered under the Securities Act
Original 7.900% 2095 Notes	$93,955,000	an equal principal amount of Exchange 7.900% 2095 Notes, which have been registered under the Securities Act
Original 8.250% 2096 Notes	$77,418,000	an equal principal amount of Exchange 8.250% 2096 Notes, which have been registered under the Securities Act

Total	$14,098,439,000

Upon the terms and subject to the conditions of the exchange offers set forth in this prospectus and the accompanying letter of transmittal, we will accept any and all original notes validly tendered prior to 5:00 p.m., New York City time, on the expiration date. Promptly after the expiration date (unless extended as described in this prospectus), the Issuer will issue exchange notes for a like principal amount of outstanding original notes tendered and accepted in connection with the exchange offers. The exchange notes issued in connection with the exchange offers will be delivered promptly after the expiration date. Holders may tender some or all of their original notes in connection with the exchange offers, but only in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof. Holders who tender less than all of their original notes must continue to hold original notes in at least a minimum denomination of $2,000.

The terms of the exchange notes are substantially identical to the terms of the corresponding series of the original notes, except that the exchange notes are registered under the Securities Act, and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the original notes do not apply to the exchange notes. The exchange notes will evidence the same debt as the original notes, and will be issued under the same indenture and be entitled to the same benefits under the indenture as the original notes of the applicable series being exchanged.

Except as described under “Book-Entry, Delivery and Form”, exchange notes will be issued in the form of a global note registered in the name of the Depository Trust Company (“DTC”) or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Book-Entry, Delivery and Form”.

Holders of original notes do not have any appraisal or dissenters’ rights in connection with the exchange offers. We intend to conduct the exchange offers in accordance with the applicable requirements of Regulation 14E under the Exchange Act. Original notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offers will remain outstanding and be entitled to the benefits of the indenture governing such original notes, but certain registration and other rights under the registration rights agreement will terminate and holders of the original notes will generally not be entitled to any registration rights under the registration rights agreement. See “—Consequences of Failure to Properly Tender Original Notes in the Exchange Offers”.

We shall be considered to have accepted validly tendered original notes if and when we have given oral (to be followed by prompt written notice) or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the original notes, without expense, to the tendering holder promptly after the expiration date for the exchange offers.

Holders who tender original notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of original notes in connection with the exchange offers. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offers. See “—Fees and Expenses”.

Expiration Date; Extensions; Amendments

The expiration date for each of the exchange offers is 5:00 p.m., New York City time,                 , 2019, unless we extend the expiration date for any exchange offer. We may extend this expiration date for any or all of the exchange offers in our discretion, and the extension of any particular exchange offer will not result in an extension of any other exchange offer unless we so provide in the relevant notice of extension. If we so extend the expiration date for any exchange offer, the term “expiration date” for such exchange offer shall mean the latest date and time to which we extend such exchange offer.

We reserve the right to:

•	prior to the expiration date, delay accepting any original notes;

•	extend any exchange offer;

•	terminate any exchange offer if, in our reasonable judgment, any of the conditions described below under “—Conditions to the Exchange Offers” shall not have been satisfied or waived; or

•	amend the terms of the exchange offers in any way we determine.

We will give oral or written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of original notes. If we amend any exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of original notes of the applicable series of the amendment or waiver, and extend the offer if required by law.

If we materially change the terms of an exchange offer or the information concerning an exchange offer, or if we waive a material condition of an exchange offer, we will extend such exchange offer to the extent required by (i) Exchange Act Rule 13e-4(e)(3) or (ii) Securities Act Rule 162(a)(2). Rule 13e-4(e)(3) requires that if a material change occurs in the information published, sent or given to security holders, we must disseminate promptly disclosure of the change in a manner reasonably calculated to inform security holders of the change. In a registered securities offering such as the exchange offers, the offer must remain open from the date that material changes to the exchange offer materials are disseminated to security holders, as follows:

(i)	five business days for a prospectus supplement containing a material change other than price or share levels;

(ii)	ten business days for a prospectus supplement containing a change in price, the amount of securities sought, the dealer’s soliciting fee, or other similarly significant change;

(iii)	ten business days for a prospectus supplement included as part of a post-effective amendment; and

(iv)	twenty business days for a revised prospectus when the initial prospectus was materially deficient.

Any extension, termination or amendment will be followed as promptly as practicable by a public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day.

If we delay accepting any original notes or terminate any exchange offer, we promptly will pay the consideration offered, or return any original notes deposited, pursuant to such exchange offer as required by Rule 14e-1(c).

Interest on the Exchange Notes

With respect to each series of exchange notes, interest will accrue on such exchange notes from the most recent date to which interest on the respective original notes has been paid or, if no interest has been paid, from the issue date of the respective original notes. Interest is payable semi-annually in cash in arrears on the applicable dates for each series as described in “Description of Notes”. If the regular record date for the first interest payment date of any series of exchange notes would be a date prior to the settlement date of the related exchange offer, the record date for such first interest payment date will be the day immediately preceding such first interest payment date.

Conditions to the Exchange Offers

Notwithstanding any other term of the exchange offers, we will not be required to accept for exchange, or to exchange any exchange notes for, any original notes and may terminate any or all of the exchange offers as provided in this prospectus before the acceptance of the original notes, if prior to the expiration date:

•	the exchange offer, or the making of any exchange by a holder (as defined in the registration rights agreement), violates applicable law or any applicable interpretation of the staff of the SEC;

•

any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in the Company’s judgment, would reasonably be expected to impair the ability of the Company to proceed with the exchange offer;

•	we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the exchange offer as contemplated by this prospectus;

•

any change, or any condition, event or development involving a prospective change, shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•

any other change or development, including a prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on us, the market price of the exchange notes or the original notes or the value of the exchange offer to us; or

•

there shall have occurred (i) any suspension or limitation of trading in securities generally on any national securities exchange or the over-the-counter market; (ii) a declaration of a banking moratorium by United States Federal or New York authorities; or (iii) a commencement or escalation of a war or armed hostilities involving or relating to a country where we do business or other international or national emergency or crisis directly or indirectly involving the United States.

The conditions listed above are for our benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not constitute a waiver of such right, and such right shall be considered an ongoing right which we may assert at any time and from time to time.

If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:

•	refuse to accept any original notes and promptly return all tendered original notes to the tendering holders and terminate any or all of the exchange offers;

•

extend any or all of the exchange offers and retain all original notes tendered before the expiration of the exchange offers, subject, however, to the rights of holders to withdraw those original notes (see “—Withdrawal of Tenders”); or

•

waive unsatisfied conditions relating to any or all of the exchange offers and accept all properly tendered original notes which have not been withdrawn. If this waiver constitutes a material change to any or all of the exchange offers, we will promptly disclose the waiver in a manner reasonably calculated to inform the holders of original notes of the waiver, and extend the offer if required by law.

Any determination by us concerning the above events will be final and binding.

Procedures for Tendering

The tender by a holder of original notes, as set forth below, and our acceptance of the original notes will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

Unless the tender is being made in book-entry form, to tender in the exchange offers, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of it;

•	have the signatures guaranteed if required by the letter of transmittal; and

•

mail or otherwise deliver the signed letter of transmittal or the signed facsimile, the original notes and any other required documents to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

Any financial institution that is a participant in DTC’s system may make book-entry delivery of the original notes by causing DTC to transfer the original notes into the exchange agent’s DTC account in accordance with DTC’s electronic Automated Tender Offer Program procedures for such transfer. The confirmation of such book-entry transfer will include an agent’s message stating that DTC has received an express acknowledgment from the participant in DTC tendering the original notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce the terms of the letter of transmittal against such participant. A tender of original notes through a book-entry transfer into the exchange agent’s account will only be effective if an agent’s message or the letter of transmittal with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the exchange agent at the address set forth below under the caption “—Exchange Agent”, prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

The method of delivery of original notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. No letter of transmittal or original notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the tenders for such holders.

Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner’s own behalf, the owner must, prior to completing and executing the letter of transmittal and delivery of such owner’s original notes, either make appropriate arrangements to register ownership of the original notes in the owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

A signature on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the original notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution (as defined below).

In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program (each such entity, an “eligible institution”).

If the letter of transmittal is signed by a person other than the registered holder of any original notes, the original notes must be endorsed by the registered holder or accompanied by a properly completed bond power, in each case signed or endorsed in blank by the registered holder.

If the letter of transmittal or any original notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and, unless waived by us, submit evidence satisfactory to us of their authority to act in that capacity with the letter of transmittal.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance and withdrawal of tendered original notes and our determination shall be final and binding on all parties. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to any particular original notes either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal) will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within a time period we will determine. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders of original notes, None of we, the exchange agent or any other person will have any duty or incur any liability for failure to give such notification. Tenders of original notes will not be considered to have been made until such defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

In addition, we reserve the right, as set forth above under the caption “—Conditions to the Exchange Offers”, to terminate any or all of the exchange offers. By tendering, each holder represents and acknowledges to us, among other things, that:

•

it has full power and authority to tender, exchange, sell, assign and transfer the original notes it is tendering and that we will acquire good, marketable and unencumbered title to the original notes, free and clear of all security interests, liens, restrictions, charges and encumbrances or other obligations relating to their sale or transfer and not subject to any adverse claim when the original notes are accepted by us;

•	the exchange notes acquired in connection with the exchange offers are being obtained in the ordinary course of business of the person receiving the exchange notes;

•

it has not engaged in, does not intend to engage in, and has no arrangement or understanding with any person to participate in the distribution, as defined in the Securities Act, of the exchange notes it will receive in the exchange offers;

•	it is not an “affiliate” (as defined in Rule 405 under the Securities Act) of the Issuer or the Guarantor; and

•

if the holder is a broker-dealer, that it is not engaged in, and does not intend to engage in, a distribution of the exchange notes, and that it will receive exchange notes for its own account in exchange for original notes that were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution”.

Withdrawal of Tenders

Tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

To withdraw a tender of original notes in connection with the exchange offers, a written notice of withdrawal must be received by the exchange agent at its address set forth herein prior to 5:00 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

•	specify the name of the person who deposited the original notes to be withdrawn;

•	identify the original notes to be withdrawn (including the certificate number(s), if any, and principal amount of such original notes);

•

be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such original notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee register the transfer of such original notes into the name of the person withdrawing the tender; and

•	specify the name in which any such original notes are to be registered, if different from that of the depositor.

If original notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes or otherwise comply with DTC’s procedures.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices and our determination shall be final and binding on all parties. Any original notes so withdrawn will be considered not to have been validly tendered for purposes of the exchange offers, and no exchange notes will be issued unless the original notes withdrawn are validly re-tendered. Any original notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn original notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Exchange Agent

We have appointed GBSC as exchange agent in connection with the exchange offers. Questions and requests for assistance, as well as requests for additional copies of this prospectus or of the letter of transmittal, should be directed to the exchange agent at its office at 65 Broadway - Suite 404, New York, NY 10006, Attention: Corporate Actions. The exchange agent’s telephone number is (212) 430-3774 or (866) 924-2200 (toll free), its facsimile number is (212) 430-3775 and its email is contact@gbsc-usa.com.

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We have not retained any dealer-manager in connection with the exchange offers and we will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offers. We will pay certain other expenses to be incurred in connection with the exchange offers, including the fees and expenses of the exchange agent and certain accountant and legal fees.

Holders who tender their original notes for exchange will not be obligated to pay any transfer taxes. If, however, exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the original notes tendered; tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offers, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes related to the exchange offers. We will record the expenses of the exchange offers as incurred.

Consequences of Failure to Properly Tender Original Notes in the Exchange Offers

Issuance of the exchange notes in exchange for the original notes under the exchange offers will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal (or an agent’s message from DTC) and the certificate(s) representing such original notes (or confirmation of book-entry transfer), and all other required documents. Therefore, holders of the original notes desiring to tender such original notes in exchange for exchange notes should allow sufficient time to ensure timely delivery.

All questions as to the form of documents and validity, eligibility (including time of receipt), acceptance for exchange and withdrawal of tendered original notes will be determined by the Company in its sole discretion, and its determination will be final and binding. The Company reserves the absolute right to reject any and all tenders of notes that it determines are not in proper form or for which the acceptance for exchange or exchange may, in the opinion of its counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the exchange offers or any defect or irregularity in the tender of original notes of any particular holder, whether or not similar conditions, defects or irregularities are waived in the case of other holders of original notes. The Company’s interpretation of the terms and conditions of the exchange offers (including the instructions in the Letter of Transmittal) will be final and binding. No tender or notice of withdrawal will be deemed to have been validly made until all defects or irregularities have been cured or waived by the Company. We are under no duty to give notification of defects or irregularities of tenders of original notes for exchange or waive any such defects or irregularities.

Original notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offers, continue to be subject to the existing restrictions upon transfer thereof under the Securities Act, and, upon completion of the exchange offers, certain registration rights under the registration rights agreement will terminate.

In the event the exchange offers are completed, the Issuer generally will not be required to register the remaining original notes, subject to limited exceptions. Remaining original notes will continue to be subject to the following restrictions on transfer:

•	the remaining original notes may be resold only if registered pursuant to the Securities Act, if any exemption from registration is available, or if such registration is not required by law; and

•	the remaining original notes will bear a legend restricting transfer in the absence of registration or an exemption.

We do not currently anticipate that we will register the remaining original notes under the Securities Act. To the extent that original notes are tendered and accepted in connection with the exchange offers, any trading market for remaining original notes could be adversely affected. See “Risk Factors—Risks Relating to the Exchange Offers—If you fail to exchange your original notes, they will continue to be restricted securities and may become less liquid”.

Neither we nor our board of directors make any recommendation to holders of original notes as to whether to tender or refrain from tendering all or any portion of their original notes pursuant to the exchange offers. Moreover, no one has been authorized to make any such recommendation. Holders of original notes must make their own decision whether to tender pursuant to the exchange offers and, if so, the aggregate amount of original notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF NOTES

In this “Description of Notes”, references to the “Company”, “we”, “us” or “our” refer to The Walt Disney Company. References in this “Description of Notes” to the “Guarantor” are to TWDC Enterprises 18 Corp. Capitalized terms used in this description but not otherwise defined herein or in this prospectus have the meanings assigned to them in the indenture (as defined below).

The original notes were issued by The Walt Disney Company (“Disney”), under the indenture dated as of March 20, 2019 (the “indenture”), among Disney, as issuer, TWDC Enterprises 18 Corp., as guarantor, and Citibank, N.A., as trustee (the “Trustee”), in connection with the prior private exchange offers described elsewhere in this prospectus. The exchange notes will also be issued under such indenture.

Any original notes of a series that remain outstanding after completion of each of the exchange offers, together with the exchange notes of such series issued in the exchange offers, will be treated as a single class of securities under the indenture. The terms of the exchange notes are substantially identical to the terms of the corresponding series of the original notes, except that the exchange notes are registered under the Securities Act, and the transfer restrictions, registration rights and payment of additional interest in case of non-registration applicable to the original notes do not apply to the exchange notes.

Unless the context otherwise requires, references to the “notes” in this “Description of Notes” include the original notes issued in the prior private exchange offers and the exchange notes offered hereby which have been registered under the Securities Act.

The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description of certain provisions of the notes and the indenture is not complete and is qualified in its entirety by reference to the indenture and the forms of the notes. You should review the indenture and the forms of the notes, copies of which are filed as exhibits to the registration statement to which this prospectus relates.

General

Each series of notes constitutes a separate series of Disney’s senior debt securities under the indenture, initially limited in aggregate principal amount as set forth below, but subject to Disney’s right from time to time, without the consent of the holders of any series of notes, to issue additional notes of any such series as described below under “—Further Issues”. There is no limit under the indenture on the aggregate principal amount of any series of notes that Disney may issue.

With respect to each series of exchange notes set forth below, (a) interest will accrue on such exchange notes from the most recent date to which interest on the respective original notes has been paid or, if no interest has been paid, from the issue date of the respective original notes and (b) if the regular record date for the first interest payment date would be a date prior to the settlement date of the related exchange offer, the record date for such first interest payment date will be the day immediately preceding such first interest payment date.

The notes will be issued in fully-registered, book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be held in global form by DTC, as depositary, and will be registered in the name of Cede & Co., as nominee of DTC.

Exchange 5.650% 2020 Notes

•	Title of the notes: 5.650% Notes due 2020 (the “Exchange 5.650% 2020 Notes”)

•	Total principal amount being issued: up to $370,982,000

•	Maturity date: August 15, 2020

•	Interest rate: 5.650%

•	Interest payment dates: February 15 and August 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 5.650% 2020 Notes

•	Regular record dates for interest: February 1 and August 1

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 5.650% 2020 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 4.500% 2021 Notes

•	Title of the notes: 4.500% Notes due 2021 (the “Exchange 4.500% 2021 Notes”)

•	Total principal amount being issued: up to $863,324,000

•	Maturity date: February 15, 2021

•	Interest rate: 4.500%

•	Interest payment dates: February 15 and August 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 4.500% 2021 Notes

•	Regular record dates for interest: February 1 and August 1

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 4.500% 2021 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 3.000% 2022 Notes

•	Title of the notes: 3.000% Notes due 2022 (the “Exchange 3.000% 2022 Notes”)

•	Total principal amount being issued: up to $921,824,000

•	Maturity date: September 15, 2022

•	Interest rate: 3.000%

•	Interest payment dates: March 15 and September 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 3.000% 2022 Notes

•	Regular record dates for interest: March 1 and September 1

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 3.000% 2022 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 8.875% 2023 Notes

•	Title of the notes: 8.875% Notes due 2023 (the “Exchange 8.875% 2023 Notes”)

•	Total principal amount being issued: up to $198,404,000

•	Maturity date: April 26, 2023

•	Interest rate: 8.875%

•	Interest payment dates: April 26 and October 26

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 8.875% 2023 Notes

•	Regular record dates for interest: April 11 and October 11

•	Redemption: Not applicable

•	Listing: the Exchange 8.875% 2023 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 4.000% 2023 Notes

•	Title of the notes: 4.000% Notes due 2023 (the “Exchange 4.000% 2023 Notes”)

•	Total principal amount being issued: up to $284,844,000

•	Maturity date: October 1, 2023

•	Interest rate: 4.000%

•	Interest payment dates: April 1 and October 1

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 4.000% 2023 Notes

•	Regular record dates for interest: March 15 and September 15

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 4.000% 2023 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 7.750% January 2024 Notes

•	Title of the notes: 7.750% Notes due 2024 (the “Exchange 7.750% January 2024 Notes”)

•	Total principal amount being issued: up to $186,329,000

•	Maturity date: January 20, 2024

•	Interest rate: 7.750%

•	Interest payment dates: January 20 and July 20

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 7.750% January 2024 Notes

•	Regular record dates for interest: January 5 and July 5

•	Redemption: Not applicable

•	Listing: the Exchange 7.750% January 2024 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 7.750% February 2024 Notes

•	Title of the notes: 7.750% Notes due 2024 (the “Exchange 7.750% February 2024 Notes”)

•	Total principal amount being issued: up to $68,112,000

•	Maturity date: February 1, 2024

•	Interest rate: 7.750%

•	Interest payment dates: February 1 and August 1

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 7.750% February 2024 Notes

•	Regular record dates for interest: January 17 and July 17

•	Redemption: Not applicable

•	Listing: the Exchange 7.750% February 2024 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 9.500% 2024 Notes

•	Title of the notes: 9.500% Notes due 2024 (the “Exchange 9.500% 2024 Notes”)

•	Total principal amount being issued: up to $192,745,000

•	Maturity date: July 15, 2024

•	Interest rate: 9.500%

•	Interest payment dates: January 15 and July 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 9.500% 2024 Notes

•	Regular record dates for interest: January 1 and July 1

•	Redemption: Not applicable

•	Listing: the Exchange 9.500% 2024 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 3.700% 2024 Notes

•	Title of the notes: 3.700% Notes due 2024 (the “Exchange 3.700% 2024 Notes”)

•	Total principal amount being issued: up to $577,316,000

•	Maturity date: September 15, 2024

•	Interest rate: 3.700%

•	Interest payment dates: March 15 and September 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 3.700% 2024 Notes

•	Regular record dates for interest: March 1 and September 1

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 3.700% 2024 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 8.500% 2025 Notes

•	Title of the notes: 8.500% Notes due 2025 (the “Exchange 8.500% 2025 Notes”)

•	Total principal amount being issued: up to $186,242,000

•	Maturity date: February 23, 2025

•	Interest rate: 8.500%

•	Interest payment dates: August 23 and February 23

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 8.500% 2025 Notes

•	Regular record dates for interest: August 8 and February 8

•	Redemption: Not applicable

•	Listing: the Exchange 8.500% 2025 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 3.700% 2025 Notes

•	Title of the notes: 3.700% Notes due 2025 (the “Exchange 3.700% 2025 Notes”)

•	Total principal amount being issued: up to $592,298,000

•	Maturity date: October 15, 2025

•	Interest rate: 3.700%

•	Interest payment dates: April 15 and October 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 3.700% 2025 Notes

•	Regular record dates for interest: April 1 and October 1

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 3.700% 2025 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 7.700% 2025 Notes

•	Title of the notes: 7.700% Notes due 2025 (the “Exchange 7.700% 2025 Notes”)

•	Total principal amount being issued: up to $238,084,000

•	Maturity date: October 30, 2025

•	Interest rate: 7.700%

•	Interest payment dates: April 30 and October 30

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 7.700% 2025 Notes

•	Regular record dates for interest: April 15 and October 15

•	Redemption: Not applicable

•	Listing: the Exchange 7.700% 2025 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 7.430% 2026 Notes

•	Title of the notes: 7.430% Notes due 2026 (the “Exchange 7.430% 2026 Notes”)

•	Total principal amount being issued: up to $229,499,000

•	Maturity date: October 1, 2026

•	Interest rate: 7.430%

•	Interest payment dates: April 1 and October 1

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 7.430% 2026 Notes

•	Regular record dates for interest: March 15 and September 15

•	Redemption: Not applicable

•	Listing: the Exchange 7.430% 2026 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 3.375% 2026 Notes

•	Title of the notes: 3.375% Notes due 2026 (the “Exchange 3.375% 2026 Notes”)

•	Total principal amount being issued: up to $436,340,000

•	Maturity date: November 15, 2026

•	Interest rate: 3.375%

•	Interest payment dates: May 15 and November 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 3.375% 2026 Notes

•	Regular record dates for interest: May 1 and November 1

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 3.375% 2026 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 7.125% 2028 Notes

•	Title of the notes: 7.125% Notes due 2028 (the “Exchange 7.125% 2028 Notes”)

•	Total principal amount being issued: up to $194,125,000

•	Maturity date: April 8, 2028

•	Interest rate: 7.125%

•	Interest payment dates: April 8 and October 8

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 7.125% 2028 Notes

•	Regular record dates for interest: March 15 and September 15

•	Redemption: Not applicable

•	Listing: the Exchange 7.125% 2028 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 7.300% 2028 Notes

•	Title of the notes: 7.300% Notes due 2028 (the “Exchange 7.300% 2028 Notes”)

•	Total principal amount being issued: up to $195,582,000

•	Maturity date: April 30, 2028

•	Interest rate: 7.300%

•	Interest payment dates: April 30 and October 30

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 7.300% 2028 Notes

•	Regular record dates for interest: April 1 and October 1

•	Redemption: Not applicable

•	Listing: the Exchange 7.300% 2028 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 7.280% 2028 Notes

•	Title of the notes: 7.280% Notes due 2028 (the “Exchange 7.280% 2028 Notes”)

•	Total principal amount being issued: up to $195,100,000

•	Maturity date: June 30, 2028

•	Interest rate: 7.280%

•	Interest payment dates: June 30 and December 30

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 7.280% 2028 Notes

•	Regular record dates for interest: June 15 and December 15

•	Redemption: Not applicable

•	Listing: the Exchange 7.280% 2028 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 7.625% 2028 Notes

•	Title of the notes: 7.625% Notes due 2028 (the “Exchange 7.625% 2028 Notes”)

•	Total principal amount being issued: up to $187,789,000

•	Maturity date: November 30, 2028

•	Interest rate: 7.625%

•	Interest payment dates: May 30 and November 30

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 7.625% 2028 Notes

•	Regular record dates for interest: May 15 and November 15

•	Redemption: Not applicable

•	Listing: the Exchange 7.625% 2028 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 6.550% 2033 Notes

•	Title of the notes: 6.550% Notes due 2033 (the “Exchange 6.550% 2033 Notes”)

•	Total principal amount being issued: up to $342,347,000

•	Maturity date: March 15, 2033

•	Interest rate: 6.550%

•	Interest payment dates: March 15 and September 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 6.550% 2033 Notes

•	Regular record dates for interest: March 1 and September 1

•	Redemption: Not applicable

•	Listing: the Exchange 6.550% 2033 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 8.450% 2034 Notes

•	Title of the notes: 8.450% Notes due 2034 (the “Exchange 8.450% 2034 Notes”)

•	Total principal amount being issued: up to $194,866,000

•	Maturity date: August 1, 2034

•	Interest rate: 8.450%

•	Interest payment dates: February 1 and August 1

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 8.450% 2034 Notes

•	Regular record dates for interest: January 15 and July 15

•	Redemption: Not applicable

•	Listing: the Exchange 8.450% 2034 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 6.200% 2034 Notes

•	Title of the notes: 6.200% Notes due 2034 (the “Exchange 6.200% 2034 Notes”)

•	Total principal amount being issued: up to $984,222,000

•	Maturity date: December 15, 2034

•	Interest rate: 6.200%

•	Interest payment dates: June 15 and December 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 6.200% 2034 Notes

•	Regular record dates for interest: June 1 and December 1

•	Redemption: Not applicable

•	Listing: the Exchange 6.200% 2034 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 6.400% 2035 Notes

•	Title of the notes: 6.400% Notes due 2035 (the “Exchange 6.400% 2035 Notes”)

•	Total principal amount being issued: up to $973,196,000

•	Maturity date: December 15, 2035

•	Interest rate: 6.400%

•	Interest payment dates: June 15 and December 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 6.400% 2035 Notes

•	Regular record dates for interest: June 1 and December 1

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 6.400% 2035 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 8.150% 2036 Notes

•	Title of the notes: 8.150% Notes due 2036 (the “Exchange 8.150% 2036 Notes”)

•	Total principal amount being issued: up to $239,786,000

•	Maturity date: October 17, 2036

•	Interest rate: 8.150%

•	Interest payment dates: April 17 and October 17

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 8.150% 2036 Notes

•	Regular record dates for interest: April 2 and October 2

•	Redemption: Not applicable

•	Listing: the Exchange 8.150% 2036 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 6.150% 2037 Notes

•	Title of the notes: 6.150% Notes due 2037 (the “Exchange 6.150% 2037 Notes”)

•	Total principal amount being issued: up to $321,934,000

•	Maturity date: March 1, 2037

•	Interest rate: 6.150%

•	Interest payment dates: March 1 and September 1

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 6.150% 2037 Notes

•	Regular record dates for interest: February 15 and August 15

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 6.150% 2037 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 6.650% 2037 Notes

•	Title of the notes: 6.650% Notes due 2037 (the “Exchange 6.650% 2037 Notes”)

•	Total principal amount being issued: up to $1,234,237,000

•	Maturity date: November 15, 2037

•	Interest rate: 6.650%

•	Interest payment dates: May 15 and November 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 6.650% 2037 Notes

•	Regular record dates for interest: May 1 and November 1

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 6.650% 2037 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 6.750% 2038 Notes

•	Title of the notes: 6.750% Notes due 2038 (the “Exchange 6.750% 2038 Notes”)

•	Total principal amount being issued: up to $141,229,000

•	Maturity date: January 9, 2038

•	Interest rate: 6.750%

•	Interest payment dates: January 9 and July 9

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 6.750% 2038 Notes

•	Regular record dates for interest: January 1 and July 1

•	Redemption: Not applicable

•	Listing: the Exchange 6.750% 2038 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 7.850% 2039 Notes

•	Title of the notes: 7.850% Notes due 2039 (the “Exchange 7.850% 2039 Notes”)

•	Total principal amount being issued: up to $111,283,000

•	Maturity date: March 1, 2039

•	Interest rate: 7.850%

•	Interest payment dates: March 1 and September 1

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 7.850% 2039 Notes

•	Regular record dates for interest: February 15 and August 15

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 7.850% 2039 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 6.900% 2039 Notes

•	Title of the notes: 6.900% Notes due 2039 (the “Exchange 6.900% 2039 Notes”)

•	Total principal amount being issued: up to $236,418,000

•	Maturity date: August 15, 2039

•	Interest rate: 6.900%

•	Interest payment dates: February 15 and August 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 6.900% 2039 Notes

•	Regular record dates for interest: February 1 and August 1

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 6.900% 2039 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 6.150% 2041 Notes

•	Title of the notes: 6.150% Notes due 2041 (the “Exchange 6.150% 2041 Notes”)

•	Total principal amount being issued: up to $631,871,000

•	Maturity date: February 15, 2041

•	Interest rate: 6.150%

•	Interest payment dates: February 15 and August 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 6.150% 2041 Notes

•	Regular record dates for interest: February 1 and August 1

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 6.150% 2041 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 5.400% 2043 Notes

•	Title of the notes: 5.400% Notes due 2043 (the “Exchange 5.400% 2043 Notes”)

•	Total principal amount being issued: up to $683,836,000

•	Maturity date: October 1, 2043

•	Interest rate: 5.400%

•	Interest payment dates: April 1 and October 1

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 5.400% 2043 Notes

•	Regular record dates for interest: March 15 and September 15

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 5.400% 2043 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 4.750% 2044 Notes

•	Title of the notes: 4.750% Notes due 2044 (the “Exchange 4.750% 2044 Notes”)

•	Total principal amount being issued: up to $588,724,000

•	Maturity date: September 15, 2044

•	Interest rate: 4.750%

•	Interest payment dates: March 15 and September 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 4.750% 2044 Notes

•	Regular record dates for interest: March 1 and September 1

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 4.750% 2044 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 4.950% 2045 Notes

•	Title of the notes: 4.950% Notes due 2045 (the “Exchange 4.950% 2045 Notes”)

•	Total principal amount being issued: up to $399,301,000

•	Maturity date: October 15, 2045

•	Interest rate: 4.950%

•	Interest payment dates: April 15 and October 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 4.950% 2045 Notes

•	Regular record dates for interest: April 1 and October 1

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 4.950% 2045 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 7.750% 2045 Notes

•	Title of the notes: 7.750% Notes due 2045 (the “Exchange 7.750% 2045 Notes”)

•	Total principal amount being issued: up to $324,985,000

•	Maturity date: December 1, 2045

•	Interest rate: 7.750%

•	Interest payment dates: June 1 and December 1

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 7.750% 2045 Notes

•	Regular record dates for interest: May 15 and November 15

•	Redemption: Not applicable

•	Listing: the Exchange 7.750% 2045 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 4.750% 2046 Notes

•	Title of the notes: 4.750% Notes due 2046 (the “Exchange 4.750% 2046 Notes”)

•	Total principal amount being issued: up to $399,892,000

•	Maturity date: November 15, 2046

•	Interest rate: 4.750%

•	Interest payment dates: May 15 and November 15

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 4.750% 2046 Notes

•	Regular record dates for interest: May 1 and November 1

•	Redemption: See “—Optional Redemption”

•	Listing: the Exchange 4.750% 2046 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 7.900% 2095 Notes

•	Title of the notes: 7.900% Notes due 2095 (the “Exchange 7.900% 2095 Notes”)

•	Total principal amount being issued: up to $93,955,000

•	Maturity date: December 1, 2095

•	Interest rate: 7.900%

•	Interest payment dates: June 1 and December 1

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 7.900% 2095 Notes

•	Regular record dates for interest: May 15 and November 15

•	Redemption: Not applicable

•	Listing: the Exchange 7.900% 2095 Notes will not be listed on any securities exchange or included in any automated quotation system

Exchange 8.250% 2096 Notes

•	Title of the notes: 8.250% Notes due 2096 (the “Exchange 8.250% 2096 Notes”)

•	Total principal amount being issued: up to $77,418,000

•	Maturity date: October 17, 2096

•	Interest rate: 8.250%

•	Interest payment dates: April 17 and October 17

•	First interest payment date: the first interest payment date (as described above) occurring after the date that interest starts accruing on the Exchange 8.250% 2096 Notes

•	Regular record dates for interest: April 2 and October 2

•	Redemption: Not applicable

•	Listing: the Exchange 8.250% 2096 Notes will not be listed on any securities exchange or included in any automated quotation system

For a full semi-annual interest period, interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, any redemption date, the applicable maturity date or any other date on which a payment on the notes is due is not a business day (as defined below), the payment due on such interest payment date, redemption date, maturity date or other date, as applicable, will be made on the next succeeding business day with the same force and effect as if made on such interest payment date, redemption date, maturity date or other date, as applicable, and no additional interest shall accrue on the amount so payable for the period from and after such interest payment date, redemption date, maturity date or other date, as the case may be, to such next succeeding business day.

Business Day

A “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in New York, New York, United States of America.

The Guarantee

The Guarantor will fully and unconditionally guarantee the full and punctual payment of the principal of, premium, if any, interest on, and all other amounts payable under the notes when the same becomes due and payable, whether at maturity or upon redemption, repayment at the option of the holders of the applicable notes, upon acceleration or otherwise. If for any reason Disney does not make any required payment in respect of the notes of any series when due, the Guarantor will on demand pay the unpaid amount at the same place and in the same manner that applies to payments made by Disney under the indenture. The guarantee is of payment, performance and compliance and not of collection.

Holders of the notes are Disney’s direct creditors, as well as direct creditors of the Guarantor under the guarantee. The Guarantor will be automatically and unconditionally released and discharged from its guarantee (i) upon notice by Disney to the Trustee, at any time, that (x) the Guarantor is not a borrower, issuer or guarantor under certain credit facilities or any debt securities (or substantially concurrently with the Guarantor’s release and discharge under such obligations) (in each case other than obligations arising under the indenture and any debt securities issued under the indenture) or (y) the aggregate principal amount of indebtedness for borrowed money (without duplication) issued or borrowed by all Measured Subsidiaries (as defined below) of Disney (collectively) (other than any indebtedness for borrowed money represented by a guarantee under the indenture or guarantees of third-party indebtedness) constitutes (or, as a result of any event or circumstance occurring or arising substantially concurrently therewith, will constitute) no more than 10.0% of the aggregate principal amount of indebtedness for borrowed money of Disney and its Measured Subsidiaries (other than any indebtedness for borrowed money represented by guarantees of third-party indebtedness), on a consolidated basis, as of such time, (ii) upon the sale, transfer or disposition (including by way of consolidation or merger) of all or substantially all of the equity interests or assets of the Guarantor to another person (other than to Disney or any of its subsidiaries), (iii) upon the discharge of Disney’s obligations under the indenture in accordance with its terms or (iv) upon any covenant defeasance or legal defeasance with respect to the notes of the applicable series as described in “—Discharge and Defeasance” below.

“Excluded Entity” means each of the Hong Kong Disneyland Entities, the Shanghai Project Entities and the Specified Project Entities.

“Hong Kong Disneyland Entity” means any subsidiary of the Guarantor and any other person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Guarantor or any of its subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex, or any part thereof or any addition thereto, commonly known as “Hong Kong Disney”, “Hong Kong Disneyland” or “Disneyland Resort Hong Kong”, located at Penny’s Bay on Lantau Island, Hong Kong, which subsidiaries and other persons include, without limitation, as of the date hereof, Hongkong International Theme Parks Limited, Hong Kong Disneyland Management Limited and Walt Disney Holdings (Hong Kong) Limited.

“Measured Subsidiary” means, with respect to any person, any (a) corporation (or foreign equivalent) other than an Excluded Entity or (b) general partnership, limited partnership or limited liability company (or foreign equivalent) other than an Excluded Entity (each, a “Non-Corporate Entity”), in either case, of which more than 50% of the outstanding capital stock (or comparable interest) having ordinary voting power (irrespective of whether at the time capital stock (or comparable interest) of any other class or classes of such corporation or Non-Corporate Entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly (through one or more Measured Subsidiaries) owned by such person. In the case of a Non-Corporate Entity, a person shall be deemed to have more than 50% of interests having ordinary voting power only if such person’s vote in respect of such interests comprises more than 50% of the total voting power of all such interests in such Non-Corporate Entity. For purposes of this definition, any managerial powers or rights comparable to managerial powers afforded to a person solely by reason of such person’s ownership of general partner or comparable interests (or foreign equivalent) shall not be deemed to be “interests having ordinary voting power”.

“Shanghai Project Entity” means any subsidiary of the Guarantor and any other person whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Guarantor or any of its subsidiaries, the primary business of which is the direct or indirect ownership, management, operation, design, construction and/or financing of the recreational and commercial facilities and complex or any part thereof or any addition thereto, to be known as “Shanghai Disney”, “Shanghai Disneyland” or “Disneyland Resort Shanghai” or by any similar name, to be located in the Pudong New Area, Shanghai, People’s Republic of China, which subsidiaries and other persons include, without limitation, as of the date hereof, Shanghai International Theme Park Company Limited, Shanghai International Theme Park Associated Facilities Company Limited, Shanghai International Theme Park and Resort Management Company Limited and WD Holdings (Shanghai), LLC.

“Specified Project Entity” means:

(a) DVD Financing, Inc.;

(b) each affiliate of the Guarantor organized after February 25, 2004 (the “Organization Date”) (or whose business commenced after the Organization Date) and any other person organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Guarantor or any of its subsidiaries, in each case, if:

(i) such affiliate or other person has incurred debt for the purpose of financing all or a part of the costs of the acquisition, construction, development or operation of a particular project (“Project Debt”);

(ii) except for customary guarantees, keep-well agreements and similar credit and equity support arrangements in respect of Project Debt incurred by such affiliate or other person from the Guarantor or any of its subsidiaries not in excess of $150,000,000 or from third parties, the source of repayment of such Project Debt is limited to the assets and revenues of such particular project (or, if such particular project comprises all or substantially all of the assets of such affiliate or other person, the assets and revenues of such affiliate or other person); and

(iii) the property over which liens are granted to secure such Project Debt, if any, consists solely of the assets and revenues of such particular project or the equity securities or interests of such affiliate or other person or a subsidiary of the Guarantor referred to in clause (c) below; and

(c) each affiliate of the Guarantor organized after the Organization Date (or whose business commenced after the Organization Date) whose equity securities or interests are owned, directly or indirectly, in whole or in part, by the Guarantor or any of its subsidiaries, the primary business of which is the direct or indirect ownership, management or operation of, or provision of services to, any affiliate or other person referred to in clause (b) above.

Consequences of Holding Company Status

Operations are conducted almost entirely through our subsidiaries. Accordingly, our cash flow and our ability to service our debt, including the notes, are dependent upon the earnings of our subsidiaries and the distribution of those earnings to us, whether by dividends, loans or otherwise. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of our subsidiaries and are subject to various business considerations. Our right to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) will be effectively subordinated to the claims of that subsidiary’s creditors (including trade creditors), except to the extent that we are recognized as a creditor of that subsidiary, in which case our claims would still be effectively subordinated to any security interests in the assets of the subsidiary and would still be contractually subordinated to any indebtedness of the subsidiary senior to that held by us.

Holders of the notes have a direct claim only against us and the Guarantor. See “Risk Factors—The Walt Disney Company is a holding company, and the notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, other than the Guarantor. The guarantee will be structurally subordinated to the indebtedness and other liabilities of the Guarantor’s subsidiaries.”

Ranking

The notes will be Disney’s senior unsecured indebtedness and will rank pari passu with each other and with all of Disney’s other unsecured and unsubordinated indebtedness from time to time outstanding. However, the notes will be structurally subordinated to any indebtedness and preferred stock, if any, of Disney’s subsidiaries (other than the Guarantor, which is a subsidiary guarantor of the notes, subject to certain releases described under the caption “—The Guarantee”), and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors and preferred stockholders of Disney’s subsidiaries other than the Guarantor will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of Disney’s creditors, including holders of the notes. Accordingly, the notes will be structurally subordinated to creditors, including trade creditors and preferred stockholders, if any, of Disney’s subsidiaries (other than the Guarantor, which is a subsidiary guarantor of the notes, subject to certain releases described under the caption “—The Guarantee”).

The Guarantor will fully and unconditionally guarantee the full and punctual payment of the principal of, premium, if any, interest on, and all other amounts payable under the notes when the same becomes due and payable. The guarantee will be the Guarantor’s senior unsecured obligation and will rank pari passu with all of the Guarantor’s other unsecured and unsubordinated indebtedness from time to time outstanding and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness.

The indenture does not restrict the ability of Disney’s subsidiaries to incur indebtedness. For additional information, see “Risk Factors—The Walt Disney Company is a holding company, and the notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, other than the Guarantor. The guarantee will be structurally subordinated to the indebtedness and other liabilities of the Guarantor’s subsidiaries”.

Further Issues

Disney may, from time to time, without notice to or the consent of the registered holders of any series of notes, issue additional notes ranking pari passu with, and with the same terms and provisions as, such series of notes offered hereby (except for the date of original issuance, and, if applicable, the date from which interest will accrue, the first interest payment date, the offering and sale prices thereof and restrictions on transfer) (“Additional Notes”). Any such Additional Notes, together with the applicable series of notes, will constitute a single series of Disney’s senior debt securities under the indenture.

Optional Redemption

The Disney Non-Redeemable Notes may not be redeemed prior to their respective final maturity dates.

Any series of Disney Redeemable Notes may be redeemed, in whole or in part, at the option of Disney, at any time or from time to time upon mailed notice to the registered address of the holder at least 30 days but not more than 60 days prior to the redemption. The redemption price will be equal to the greater of:

1.	100% of the principal amount of the Disney Redeemable Notes of such series to be redeemed; or

2.

the sum of the present values of the Remaining Scheduled Payments (as defined below) on such Disney Redeemable Notes discounted to the date of redemption, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined below) plus 35 basis points in the case of the Exchange 5.650% 2020 Notes and the corresponding series of original notes, 15 basis points in the case of the Exchange 4.500% 2021 Notes and the corresponding series of original notes, 25 basis points in the case of the Exchange 3.000% 2022 Notes and the corresponding series of original notes, 25 basis points in the case of the Exchange 4.000% 2023 Notes and the corresponding series of original notes, 20 basis points in the case of the Exchange 3.700% 2024 Notes and the corresponding series of original notes, 30 basis points in the case of the Exchange 3.700% 2025 Notes and the corresponding series of original notes, 20 basis points in the case of the Exchange 3.375% 2026 Notes and the corresponding series of original notes, 30 basis points in the case of the Exchange 6.400% 2035 Notes and the corresponding series of original notes, 25 basis points in the case of the Exchange 6.150% 2037 Notes and the corresponding series of original notes, 30 basis points in the case of the Exchange 6.650% 2037 Notes and the corresponding series of original notes, 30 basis points in the case of the Exchange 7.850% 2039 Notes and the corresponding series of original notes, 40 basis points in the case of the Exchange 6.900% 2039 Notes and the corresponding series of original notes, 25 basis points in the case of the Exchange 6.150% 2041 Notes and the corresponding series of original notes, 30 basis points in the case of the Exchange 5.400% 2043 Notes and the corresponding series of original notes, 25 basis points in the case of the Exchange 4.750% 2044 Notes and the corresponding series of original notes, 35 basis points in the case of the Exchange 4.950% 2045 Notes and the corresponding series of original notes and 30 basis points in the case of the Exchange 4.750% 2046 Notes and the corresponding series of original notes.

Accrued interest will be paid to the date of redemption. All calculations hereunder will be made by Disney.

On and after the Par Call Date (as defined below), the Disney Par Call Notes are redeemable at Disney’s option in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Disney Par Call Notes to be redeemed, plus accrued and unpaid interest on the principal amount of such Disney Par Call Notes being redeemed to such date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer (as defined below) as having a maturity comparable to the remaining term of the Disney Redeemable Notes of such series, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series of Disney Redeemable Notes, assuming the Disney Par Call Notes matured on their respective Par Call Dates.

“Comparable Treasury Price” means, with respect to any redemption date, the Reference Treasury Dealer Quotations (as defined below) for that redemption date.

“Disney Non-Redeemable Notes” means the Exchange 8.875% 2023 Notes, Exchange 7.750% January 2024 Notes, Exchange 7.750% February 2024 Notes, Exchange 9.500% 2024 Notes, Exchange 8.500% 2025 Notes, Exchange 7.700% 2025 Notes, Exchange 7.430% 2026 Notes, Exchange 7.125% 2028 Notes, Exchange

7.300% 2028 Notes, Exchange 7.280% 2028 Notes, Exchange 7.625% 2028 Notes, Exchange 6.550% 2033 Notes, Exchange 8.450% 2034 Notes, Exchange 6.200% 2034 Notes, Exchange 8.150% 2036 Notes, Exchange 6.750% 2038 Notes, Exchange 7.750% 2045 Notes, Exchange 7.900% 2095 Notes and Exchange 8.250% 2096 Notes and the corresponding series of original notes.

“Disney Par Call Notes” means the Exchange 3.700% 2024 Notes, Exchange 3.700% 2025 Notes, Exchange 3.375% 2026 Notes, Exchange 4.750% 2044 Notes, Exchange 4.950% 2045 Notes and Exchange 4.750% 2046 Notes and the corresponding series of original notes.

“Disney Redeemable Notes” means the Exchange 5.650% 2020 Notes, Exchange 4.500% 2021 Notes, Exchange 3.000% 2022 Notes, Exchange 4.000% 2023 Notes, Exchange 3.700% 2024 Notes, Exchange 3.700% 2025 Notes, Exchange 3.375% 2026 Notes, Exchange 6.400% 2035 Notes, Exchange 6.150% 2037 Notes, Exchange 6.650% 2037 Notes, Exchange 7.850% 2039 Notes, Exchange 6.900% 2039 Notes, Exchange 6.150% 2041 Notes, Exchange 5.400% 2043 Notes, Exchange 4.750% 2044 Notes, Exchange 4.950% 2045 Notes and Exchange 4.750% 2046 Notes.

“Par Call Date” means June 15, 2024 with respect to the Exchange 3.700% 2024 Notes and the corresponding series of original notes, July 15, 2025 with respect to the Exchange 3.700% 2025 Notes and the corresponding series of original notes, August 15, 2026 with respect to the Exchange 3.375% 2026 Notes and the corresponding series of original notes, March 15, 2044 with respect to the Exchange 4.750% 2044 Notes and the corresponding series of original notes, April 15, 2045 with respect to the Exchange 4.950% 2045 Notes and the corresponding series of original notes and May 15, 2046 with respect to the Exchange 4.750% 2046 Notes and the corresponding series of original notes.

“Reference Treasury Dealer” means, with respect to the Notes except for the Exchange 6.400% 2035 Notes and the corresponding series of original notes, J.P. Morgan Securities LLC and its successors. With respect to the Exchange 6.400% 2035 Notes and the corresponding series of original notes only, “Reference Treasury Dealer” means Citigroup Global Markets Inc. and its successors. If any such firm shall cease to be a primary U.S. Government securities dealer, Disney will substitute another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

“Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by the Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

“Remaining Scheduled Payments” means the remaining scheduled payments of principal of and interest on the Disney Redeemable Notes of such series that would be due after the related redemption date but for that redemption, assuming the Disney Par Call Notes matured on their respective Par Call Dates. If that redemption date is not an interest payment date with respect to the Disney Redeemable Notes of such series, the amount of the next succeeding scheduled interest payment on the Disney Redeemable Notes of such series will be reduced by the amount of interest accrued on the Disney Redeemable Notes of such series to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the Disney Redeemable Notes of any series, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the Comparable Treasury Issue (as defined below), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

On and after the redemption date, interest will cease to accrue on such Disney Redeemable Notes or any portion of such Disney Redeemable Notes called for redemption (unless Disney defaults in the payment of the redemption price and accrued interest). On or before the redemption date, Disney will deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Disney Redeemable Notes to be redeemed on that date. If less than all of the Disney Redeemable Notes are to be redeemed, the Disney Redeemable Notes to be redeemed shall be selected by the Trustee by a method the Trustee deems to be fair and appropriate.

Open Market Purchases

Disney or its affiliates may acquire the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws.

Certain Covenants

Covenants Generally

The indenture does not include covenants limiting the amount of secured or unsecured indebtedness that may be incurred by Disney, the Guarantor and Disney’s subsidiaries or otherwise restricting Disney’s or the Guarantor’s ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving Disney or the Guarantor that may adversely affect the holders of the notes, if, in the case of a consolidation, merger or transfer or lease of Disney’s or the Guarantor’s assets substantially as an entirety, the applicable transaction complies with the provisions described below under “—Mergers and Sales of Assets”. In addition, the indenture does not afford the holders of the notes the right to require Disney to repurchase or redeem the notes in the event of a highly leveraged transaction. See “—Mergers and Sales of Assets”.

Reports

Disney shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which Disney is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that Disney shall be deemed to have filed any such information, document or report with the Trustee if Disney has timely filed it with the SEC via the EDGAR filing system (or any successor system). Disney also shall comply with the other provisions of the Trust Indenture Act Section 314(a).

Mergers and Sales of Assets

Disney

The indenture provides that Disney may not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (i) Disney is the continuing corporation, or the resulting, surviving or transferee person (if other than Disney) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of Disney’s obligations under the notes and the indenture, (ii) immediately after giving effect to the transaction, no event which is, or after notice or passage of time or both would be, an event of default under the indenture (any such event, a “default”) shall have occurred and be continuing under the indenture and (iii) Disney delivers to the Trustee an officer’s certificate and an opinion of counsel to the effect that the consolidation, merger, conveyance, transfer or lease, as the case may be, complies with the indenture and that all conditions precedent provided in the indenture with respect to the transaction have been satisfied. Any such successor person formed by any such consolidation or into which Disney is merged or to which any such conveyance, transfer or lease is made shall succeed to, and be substituted for, Disney under the indenture and Disney will be discharged from all obligations under the indenture and the debt securities issued thereunder, except in the case of a lease of its properties and assets substantially as an entirety.

The Guarantor

Subject to the guarantee release provisions therein, the indenture provides that the Guarantor may not consolidate with or merge with or into any other person or convey, transfer or lease its properties and assets substantially as an entirety to another person, unless, among other things, (i) it is the continuing person, it is merged or consolidated into us or another guarantor under the indenture or the resulting, surviving or transferee person (if other than Disney or the Guarantor) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of the Guarantor’s obligations under the notes and the indenture and (ii) Disney delivers to the Trustee an officer’s certificate and an opinion of counsel to the effect that the consolidation, merger, conveyance, transfer or lease, as the case may be, complies with the indenture and that all conditions precedent provided in the indenture with respect to the transaction have been satisfied. Any such successor person formed by any such consolidation or into which the Guarantor is merged or to which any such conveyance, transfer or lease is made shall succeed to, and be substituted for, the Guarantor under the indenture and the Guarantor will be discharged from all obligations under the indenture and the debt securities issued thereunder, except in the case of a lease of its properties and assets substantially as an entirety.

Events of Default

The indenture provides that if an event of default (other than an event of default described in clause (d) of the next paragraph) occurs and is continuing with respect to a series of notes, the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding notes of that series may declare the principal amount of the notes of that series to be immediately due and payable. If an event of default described in clause (d) of the next paragraph occurs and is continuing with respect to a series of notes, the principal amount of the notes of that series shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or the holders of any notes of that series. Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding notes of the series may rescind an acceleration of the notes of such series and its consequences.

The following events will constitute an event of default with respect to each series of notes:

(a)	default in payment of any principal of or premium, if any, on any Note of the series when due;

(b)	default in payment of any interest on any Note of the series when due, continuing for 30 days;

(c)

failure by Disney to comply with its other agreements in the notes of the series or the indenture for the benefit of the holders of the notes of that series upon the receipt by Disney of notice of the default given by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of the series and Disney’s failure to cure the default within 60 days after receipt by Disney of the notice;

(d)	specified events of bankruptcy or insolvency with respect to Disney or the Guarantor; and

(e)	the guarantee ceases to be in full force and effect (other than as specified above under “—The Guarantee”) or the Guarantor denies its liability under the guarantee.

The Trustee will give notice to holders of the notes of any continuing default known to the Trustee within 90 days after the occurrence of the default. However, the Trustee may withhold notice of any default, other than a payment default, if it determines in good faith that withholding the notice is in the interests of the holders.

The holders of a majority in principal amount of the outstanding notes of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes of that series, provided that the Trustee may refuse to follow any direction that conflicts with any law or the indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other holders or would involve the Trustee in personal liability. Before proceeding to exercise any right or power under the indenture at the direction of holders, the Trustee will be entitled to receive from the holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with the direction. With respect to each series of notes, no holder will have any right to pursue any remedy with respect to the indenture or the notes of that series, unless:

(a)	the holder has previously given the Trustee written notice of a continuing event of default with respect to the notes of that series;

(b)	the holders of at least 25% in aggregate principal amount of the outstanding notes of the series have made a written request to the Trustee to pursue the remedy;

(c)	the holder or holders have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee;

(d)

the holders of a majority in aggregate principal amount of the outstanding notes of the series have not given the Trustee a direction inconsistent with the request within 60 days after receipt of the request; and

(e)	the Trustee has failed to comply with the request within the 60-day period.

Notwithstanding the foregoing, the right of any holder of any note to receive payment of the principal of, premium, if any, and interest in respect of such note on the date or dates specified for payment in the note (or, in the case of redemption, on the applicable redemption date), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or adversely affected without the holder’s consent. The holders of at least a majority in aggregate principal amount of the outstanding notes of any series may waive an existing default with respect to that series and its consequences, other than (i) an event of default in the payment of any principal of, or premium, if any, or interest on, any note of the series when due, or (ii) a default in respect of the covenants or provisions in the indenture which may not be modified without the consent of the holder of each outstanding note of the series affected as described in “—Modification and Waiver” below.

The indenture provides for Disney to deliver to the Trustee within 120 days after the end of each of Disney’s fiscal years an officer’s certificate stating whether or not the signer knows of any default that occurred during the last fiscal year.

Modification and Waiver

The indenture permits Disney, the Guarantor and the Trustee to execute a supplemental indenture without the consent of the holders of the notes:

•	to evidence the succession of another organization to Disney and the assumption by it of Disney’s obligations under the indenture and the notes;

•	to evidence the succession of another organization to the Guarantor and the assumption by it of the Guarantor’s obligations under the indenture;

•

to add to Disney’s or the Guarantor’s covenants, agreements and obligations for the benefit of the holders of all the notes or any series thereof, or to surrender any right or power conferred in the indenture upon Disney;

•	to establish the form or terms of additional debt securities of any series as permitted by the indenture;

•

to provide for the acceptance of appointment under the indenture of a successor trustee with respect to the notes of one or more series and to add to or change any provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one trustee;

•	to cure any ambiguity, defect or inconsistency;

•

to add to, change or eliminate any provisions (which addition, change or elimination may apply to one or more series of debt securities); provided that the addition, change or elimination neither (a) applies to any debt security of any series that was created prior to the execution of the supplemental indenture (including the notes) and is entitled to the benefit of that provision nor (b) modifies the rights of the holder of any such debt security with respect to that provision;

•	to change or eliminate any provisions as is necessary or desirable in accordance with any amendments to the Trust Indenture Act;

•	to reflect the release of the Guarantor in accordance with the provisions described in “—The Guarantee” above;

•	to add guarantors with respect to the notes or to secure the notes (and to reflect the release of any such additional guarantees or security in accordance with the terms of the indenture); or

•	to make any other change that does not adversely affect the rights of any holder of the notes in any material respect.

The indenture also permits Disney, the Guarantor and the Trustee, with the consent of (i) the holders of not less than a majority in principal amount of the outstanding debt securities voting as a single class or (ii) in case less than all of the series of outstanding debt securities are affected by such addition, change, elimination or modification, the holders of not less than a majority in principal amount of the outstanding securities of all series so affected by such supplemental indenture voting as a single class (including, for the avoidance of doubt, consents obtained in connection with a purchase of, or tender offer or exchange for, the debt securities), to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to the applicable series of debt securities or modify in any manner the rights of the holders of the debt securities of applicable series under the indenture, and the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series under the indenture may, by written consent, waive compliance by Disney or the Guarantor with any provision of the indenture (but solely insofar as such provision relates to the debt securities of such series) or any provision of the debt securities of such series; provided, however, that no such supplemental indenture or waiver shall, without the written consent of the holder of each outstanding debt security under the indenture (including the holder of each outstanding note) affected thereby:

•

change the stated maturity of the principal of, or any installment of principal or interest on, any such debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon redemption thereof;

•	reduce the amount of principal of any original issue discount security that would be due and payable upon declaration of acceleration of maturity thereof;

•	change the place or currency of payment of principal and premium, if any, or interest, if any, on any such debt security;

•

impair the right to institute suit for the enforcement of any such payment on any such debt security on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

•

reduce the percentage in principal amount of outstanding debt securities of any series necessary to modify or amend the indenture or to waive compliance with certain provisions thereof or certain defaults thereunder with respect to the debt securities of such series; or

•

modify any of the provisions of the indenture described in this paragraph except to increase the percentage of outstanding debt securities of such series required for such actions or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

Discharge and Defeasance

The indenture provides that Disney may satisfy and discharge its obligations thereunder (subject to limited exceptions) with respect to the notes of any series by delivering to the Trustee for cancellation all outstanding notes of the series or depositing with the Trustee, after the outstanding notes of such series have become due and payable, or will become due and payable within one year or will be called for redemption within one year, cash sufficient to pay to the date of deposit (in the case of notes of such series which have become due and payable) or to the stated maturity or redemption date, as the case may be, all of the outstanding notes of the series and all other sums payable under the indenture with respect to the series.

The indenture provides that Disney may:

(a)	be discharged from its obligations (subject to exceptions) in respect of the notes of a series (“defeasance and discharge”), or

(b)	cease to comply with specified covenants insofar as they relate to the notes of a series (“covenant defeasance”), including those described under “—Certain Covenants—Mergers and Sales of Assets”;

and the omission will not be an event of default with respect to the notes of that series, in each case at any time prior to the stated maturity or redemption thereof, if Disney irrevocably deposits with the Trustee, in trust:

(i)

sufficient funds in the currency or currency unit in which the notes of that series are denominated to pay the principal of, premium, if any, and interest to stated maturity or redemption on, the notes of that series, or

(ii)

that amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the government which issued the currency in which the notes are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, premium, if any, and interest to stated maturity or redemption on, the debt securities of that series.

The defeasance and discharge and covenant defeasance described above are effective only if, among other things, Disney delivers an opinion of counsel to the effect that (i) Disney has met all of the conditions precedent to the defeasance and the holders of the notes of the series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner as if no defeasance had occurred and (ii) in the case of defeasance and discharge, the opinion as to tax consequences is based upon an Internal Revenue Service ruling or a change in applicable U.S. federal income tax law; provided, however, that the opinion of counsel required by clause (i) above will not need to be delivered if all notes of the applicable series not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable at the maturity date of such notes within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in Disney’s name and at its expense.

Upon the defeasance and discharge, the holders of the notes of the series will no longer be entitled to the benefits of the indenture, subject to certain exceptions (including for the purposes of registration of transfer and exchange of the notes of the series and replacement of lost, stolen or mutilated notes), and should look to the deposited funds or obligations for payment. In the case of covenant defeasance of the notes of any series, Disney and any guarantors will no longer be required to comply, solely insofar as relates to the notes of that series, with the covenants as to which covenant defeasance has occurred and a failure to comply with those covenants shall thereafter not constitute a default or event of default with respect of the notes of that series.

The Trustee under the Indenture

Citibank, N.A., is the trustee with respect to the notes and maintains various commercial and investment banking relationships with Disney and its affiliates. Citibank, N.A. will be permitted to engage in other transactions with Disney and/or its subsidiaries and affiliates. However, if Citibank, N.A. acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

Citibank, N.A. will initially act as paying agent, transfer agent, authenticating agent and security registrar for the notes, acting through its corporate trust office currently located at 388 Greenwich Street, New York, NY 10013.

Except during the continuance of an event of default, Citibank, N.A. need perform only those duties that are specifically set forth in the indenture and no others. In case an event of default occurs and is continuing, Citibank, N.A. is required to exercise the rights and powers vested in it by the indenture and use the same degree of care and skill in their exercise as a prudent person would exercise under the circumstances in the conduct of its own affairs.

Governing Law

The indenture, including the guarantee provided by the Guarantor, and the notes are governed by, and construed in accordance with, the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM

The Global Notes

Initially, the exchange notes will be represented by one or more registered notes in global form, without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited on the issue date with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC, or will remain with the trustee as custodian for DTC.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, solely to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in physical, certificated form (“Certificated Notes”) except in the limited circumstances described below.

All interests in the Global Notes, including those held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream, Luxembourg may also be subject to the procedures and requirements of such systems.

Certain Book-Entry Procedures for the Global Notes

The descriptions of the operations and procedures of DTC, Euroclear and Clearstream, Luxembourg set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants (collectively, the “Participants”) and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes to the accounts of its Participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s Participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants”) that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Investors who are not Participants may beneficially own securities held by or on behalf of DTC only through Participants or Indirect Participants.

We expect that pursuant to procedures established by DTC (1) upon deposit of each Global Note, DTC will credit the accounts of Participants with an interest in the Global Note and (2) ownership of the exchange notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of Participants) and the records of Participants and the Indirect Participants (with respect to the interests of persons other than Participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the exchange notes represented by a

Global Note to such persons may be limited. In addition, because DTC can act only on behalf of its Participants, who in turn act on behalf of persons who hold interests through Participants, the ability of a person having an interest in exchange notes represented by a Global Note to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by the Global Notes for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have exchange notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Certificated Notes, and will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee thereunder. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such holder is not a Participant or an Indirect Participant, on the procedures of the Participant through which such holder owns its interest, to exercise any rights of a holder of exchange notes under the indenture or such Global Notes. We understand that under existing industry practice, in the event that we request any action of holders of exchange notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of such Global Note, is entitled to take, DTC would authorize the Participants to take such action and the Participants would authorize holders owning through such Participants to take such action or would otherwise act upon the instruction of such holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of exchange notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such exchange notes.

Payments with respect to the principal of, and premium, if any, and interest on, any exchange notes represented by a Global Note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Notes representing such notes under the indenture. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a Global Note (including principal, premium, if any, and interest). Payments by the Participants and the Indirect Participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the Participants or the Indirect Participants and DTC.

Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream, Luxembourg participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream, Luxembourg participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream, Luxembourg.

Because of time zone differences, the securities account of a Euroclear or Clearstream, Luxembourg participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream, Luxembourg participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in the Global Notes by or through a Euroclear or Clearstream, Luxembourg participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

If:

•	DTC’s book-entry only system ceases to exist;

•	we determine that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the notes and we are unable to locate a qualified successor;

•	we, at our option, elect to terminate the record book-entry system through DTC with respect to all or a portion of such series of notes;

•	required by law; or

•	an event of default with respect to the notes has occurred and is continuing then, upon surrender by DTC of the Global Notes, Certificated Notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the Global Notes. Upon any such issuance, the trustee is required to register such Certificated Notes in the name of such person or persons (or the nominee of any thereof) and cause the same to be delivered thereto.

Neither we nor the trustee shall be liable for any delay by DTC or any Participant or Indirect Participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the exchange notes to be issued).

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of material U.S. federal income tax consequences of the exchange offers to holders of original notes, but is not a complete analysis of all potential tax effects. The summary below is based upon the Internal Revenue Code of 1986, as amended (the “Code”), regulations of the Treasury Department, administrative rulings and pronouncements of the Internal Revenue Service and judicial decisions, all of which are subject to change, possibly with retroactive effect, or to differing interpretations. This summary does not address all of the U.S. federal income tax consequences that may be applicable to particular holders, including dealers in securities, financial institutions, insurance companies and tax-exempt organizations. In addition, this summary does not consider the effect of any foreign, state, local, gift, estate or other tax laws that may be applicable to a particular holder. This summary applies only to a holder that acquired original notes at original issue for cash and holds such original notes as “capital assets” within the meaning of Section 1221 of the Code.

An exchange of original notes for exchange notes pursuant to the exchange offers will not be treated as a taxable exchange or other taxable event for U.S. federal income tax purposes. Accordingly, there will be no U.S. federal income tax consequences to holders who exchange their original notes for exchange notes in connection with the exchange offers and any such holder will have the same adjusted tax basis and holding period in the exchange notes as it had in the original notes immediately before the exchange. Holders who do not exchange their original notes for exchange notes pursuant to the exchange offers will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offers.

The foregoing discussion of material U.S. federal income tax consequences does not consider the facts and circumstances of any particular holder’s situation or status. Accordingly, each holder of original notes considering the exchange offers should consult its own tax advisor regarding the tax consequences of the exchange offers to it, including those under state, foreign and other tax laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to an exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. The Issuer has agreed that it will furnish to each broker-dealer who has delivered the notice to the Issuer required by and in accordance with the registration rights agreement, without charge, as many copies of the prospectus and any amendment and supplement thereto, as such participating broker-dealer may reasonably request in connection with its resale of its exchange notes.

The Issuer will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Subject to the terms of the registration rights agreement, the Issuer will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. The Issuer has agreed to pay all expenses incident to the exchange offers (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and transfer taxes, and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Selling Restrictions

Notice to Canadian Investors

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

By acquiring exchange notes, each holder (if it resides in Canada) will be deemed to represent, warrant and agree that, unless permitted under applicable securities legislation, it must not offer, sell, pledge, trade or otherwise transfer the exchange note before the date that is four months and a day after the later of (I) the settlement date of the exchange offers and (II) the date the Issuer becomes a reporting issuer in any province of the territory of Canada.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

This communication is for distribution only to, and is directed solely at, persons who (i) are outside the United Kingdom, (ii) are investment professionals, as such term is defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (iii) are persons falling within Article 49(2)(a) to (d) of the Financial Promotion Order, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any notes may otherwise be lawfully communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus relates is available only to relevant persons and will be engaged in only with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus or any of its contents.

Notice to Prospective Investors in France

This prospectus is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (“AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

1.	the transaction does not require a prospectus to be submitted for approval to the AMF;

2.

persons or entities referred to in Point 2°, Section II of Article L. 411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D.411-2, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.

the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the exchange for notes for their own account and undertake not to transfer, directly or indirectly, our notes to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

Notice to Prospective Investors in Hong Kong

The notes may not be offered by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and, accordingly, no notes may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or exchange, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or exchanged, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed for or exchanged for under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; (3) by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notification under Section 309B(1)(c) of the SFA – we have determined that the notes are (A) prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and (B) Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The notes may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland, and will not be listed on the SIX Swiss Exchange Ltd or any other exchange or regulated trading venue in Switzerland. None of this prospectus or any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange Ltd or any other exchange or regulated trading venue in Switzerland, and none of this prospectus or any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

VALIDITY OF THE SECURITIES

Certain legal matters with respect to the validity of the exchange notes and guarantee thereof offered hereby will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to The Walt Disney Company’s Current Report on Form 8-K dated August 14, 2019, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Twenty-First Century Fox, Inc. appearing in The Walt Disney Company’s Amended Current Report on Form 8-K/A filed on March 27, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

TWDC ENTERPRISES 18 CORP.

Offer to Exchange up to $370,982,000 5.650% Notes due 2020 for a like principal amount of 5.650% Notes due 2020 which have been registered under the Securities Act;

Offer to Exchange up to $863,324,000 4.500% Notes due 2021 for a like principal amount of 4.500% Notes due 2021 which have been registered under the Securities Act;

Offer to Exchange up to $921,824,000 3.000% Notes due 2022 for a like principal amount of 3.000% Notes due 2022 which have been registered under the Securities Act;

Offer to Exchange up to $198,404,000 8.875% Notes due 2023 for a like principal amount of 8.875% Notes due 2023 which have been registered under the Securities Act;

Offer to Exchange up to $284,844,000 4.000% Notes due 2023 for a like principal amount of 4.000% Notes due 2023 which have been registered under the Securities Act;

Offer to Exchange up to $186,329,000 7.750% Notes due January 2024 for a like principal amount of 7.750% Notes due January 2024 which have been registered under the Securities Act;

Offer to Exchange up to $68,112,000 7.750% Notes due February 2024 for a like principal amount of 7.750% Notes due February 2024 which have been registered under the Securities Act;

Offer to Exchange up to $192,745,000 9.500% Notes due 2024 for a like principal amount of 9.500% Notes due 2024 which have been registered under the Securities Act;

Offer to Exchange up to $577,316,000 3.700% Notes due 2024 for a like principal amount of 3.700% Notes due 2024 which have been registered under the Securities Act;

Offer to Exchange up to $186,242,000 8.500% Notes due 2025 for a like principal amount of 8.500% Notes due 2025 which have been registered under the Securities Act;

Offer to Exchange up to $592,298,000 3.700% Notes due 2025 for a like principal amount of 3.700% Notes due 2025 which have been registered under the Securities Act;

Offer to Exchange up to $238,084,000 7.700% Notes due 2025 for a like principal amount of 7.700% Notes due 2025 which have been registered under the Securities Act;

Offer to Exchange up to $229,499,000 7.430% Notes due 2026 for a like principal amount of 7.430% Notes due 2026 which have been registered under the Securities Act;

Offer to Exchange up to $436,340,000 3.375% Notes due 2026 for a like principal amount of 3.375% Notes due 2026 which have been registered under the Securities Act;

Offer to Exchange up to $194,125,000 7.125% Notes due 2028 for a like principal amount of 7.125% Notes due 2028 which have been registered under the Securities Act;

Offer to Exchange up to $195,582,000 7.300% Notes due 2028 for a like principal amount of 7.300% Notes due 2028 which have been registered under the Securities Act;

Offer to Exchange up to $195,100,000 7.280% Notes due 2028 for a like principal amount of 7.280% Notes due 2028 which have been registered under the Securities Act;

Offer to Exchange up to $187,789,000 7.625% Notes due 2028 for a like principal amount of 7.625% Notes due 2028 which have been registered under the Securities Act;

Offer to Exchange up to $342,347,000 6.550% Notes due 2033 for a like principal amount of 6.550% Notes due 2033 which have been registered under the Securities Act;

Offer to Exchange up to $194,866,000 8.450% Notes due 2034 for a like principal amount of 8.450% Notes due 2034 which have been registered under the Securities Act;

Offer to Exchange up to $984,222,000 6.200% Notes due 2034 for a like principal amount of 6.200% Notes due 2034 which have been registered under the Securities Act;

Offer to Exchange up to $973,196,000 6.400% Notes due 2035 for a like principal amount of 6.400% Notes due 2035 which have been registered under the Securities Act;

Offer to Exchange up to $239,786,000 8.150% Notes due 2036 for a like principal amount of 8.150% Notes due 2036 which have been registered under the Securities Act;

Offer to Exchange up to $321,934,000 6.150% Notes due 2037 for a like principal amount of 6.150% Notes due 2037 which have been registered under the Securities Act;

Offer to Exchange up to $1,234,237,000 6.650% Notes due 2037 for a like principal amount of 6.650% Notes due 2037 which have been registered under the Securities Act;

Offer to Exchange up to $141,229,000 6.750% Notes due 2038 for a like principal amount of 6.750% Notes due 2038 which have been registered under the Securities Act;

Offer to Exchange up to $111,283,000 7.850% Notes due 2039 for a like principal amount of 7.850% Notes due 2039 which have been registered under the Securities Act;

Offer to Exchange up to $236,418,000 6.900% Notes due 2039 for a like principal amount of 6.900% Notes due 2039 which have been registered under the Securities Act;

Offer to Exchange up to $631,871,000 6.150% Notes due 2041 for a like principal amount of 6.150% Notes due 2041 which have been registered under the Securities Act;

Offer to Exchange up to $683,836,000 5.400% Notes due 2043 for a like principal amount of 5.400% Notes due 2043 which have been registered under the Securities Act;

Offer to Exchange up to $588,724,000 4.750% Notes due 2044 for a like principal amount of 4.750% Notes due 2044 which have been registered under the Securities Act;

Offer to Exchange up to $399,301,000 4.950% Notes due 2045 for a like principal amount of 4.950% Notes due 2045 which have been registered under the Securities Act;

Offer to Exchange up to $324,985,000 7.750% Notes due 2045 for a like principal amount of 7.750% Notes due 2045 which have been registered under the Securities Act;

Offer to Exchange up to $399,892,000 4.750% Notes due 2046 for a like principal amount of 4.750% Notes due 2046 which have been registered under the Securities Act;

Offer to Exchange up to $93,955,000 7.900% Notes due 2095 for a like principal amount of 7.900% Notes due 2095 which have been registered under the Securities Act; and

Offer to Exchange up to $77,418,000 8.250% Notes due 2096 for a like principal amount of 8.250% Notes due 2096 which have been registered under the Securities Act.

PRELIMINARY PROSPECTUS

                , 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, a Delaware corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Walt Disney Company

The Walt Disney Company’s certificate of incorporation, as amended and restated, and bylaws, as amended and restated, contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL.

As permitted by Section 102(b)(7) of the DGCL, The Walt Disney Company’s certificate of incorporation, as amended and restated, contains a provision eliminating the personal liability of a director to The Walt Disney Company or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

The Walt Disney Company maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

The Walt Disney Company has entered into indemnification agreements with each of its directors and certain of its officers and anticipates that it will enter into similar agreements with future officers and directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that The Walt Disney Company will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorneys’ fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

The foregoing summaries are necessarily subject to the complete text of the statute, The Walt Disney Company’s amended and restated certificate of incorporation and amended and restated bylaws, the indemnification agreements and the arrangements referred to above and are qualified in their entirety by reference thereto.

TWDC Enterprises 18 Corp.

The TWDC Enterprises certificate of incorporation, as amended and restated, and bylaws, as amended and restated, contain provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL.

As permitted by Section 102(b)(7) of the DGCL, TWDC Enterprises’ certificate of incorporation, as amended and restated, contains a provision eliminating the personal liability of a director to TWDC Enterprises or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

TWDC Enterprises has entered into indemnification agreements with certain of its officers and directors. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that TWDC Enterprises will pay certain amounts incurred by its officers and directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include any expenses, including attorneys’ fees, judgments, civil or criminal fines, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

The foregoing summaries are necessarily subject to the complete text of the statute, TWDC Enterprises’ amended and restated certificate of incorporation and amended and restated bylaws and the indemnification agreements and the arrangements referred to above, and are qualified in their entirety by reference thereto. The amended and restated certificate of incorporation and amended and restated bylaws of TWDC Enterprises are filed as exhibits to TWDC Enterprises’s Current Report on Form 8-K filed on March 20, 2019, which is incorporated by reference herein.

Item 21. Exhibits

Exhibit No.	Description of Document

3.1	Restated Certificate of Incorporation of The Walt Disney Company (incorporated by reference from Exhibit 3.1 to The Walt Disney Company’s Current Report on Form 8-K filed on March 20, 2019 (first filing)).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of The Walt Disney Company (incorporated by reference from Exhibit 3.2 to The Walt Disney Company’s Current Report on Form 8-K filed on March 20, 2019 (first filing)).

3.3	Amended and Restated Bylaws of The Walt Disney Company (incorporated by reference from Exhibit 3.3 to The Walt Disney Company’s Current Report on Form 8-K filed on March 20, 2019 (first filing)).

4.1	Indenture (incorporated by reference from Exhibit 4.1 to The Walt Disney Company’s Current Report on Form 8-K filed on March 20, 2019).

**4.2	Form of Exchange Redeemable Notes (Exchange 5.650% 2020 Notes, Exchange 4.500% 2021 Notes, Exchange 3.000% 2022 Notes, Exchange 4.000% 2023 Notes, Exchange 6.400% 2035 Notes, Exchange 6.150% 2037 Notes, Exchange 6.650% 2037 Notes, Exchange 7.850% 2039 Notes, Exchange 6.900% 2039 Notes, Exchange 6.150% 2041 Notes and Exchange 5.400% 2043 Notes).

**4.3	Form of Exchange Par Call Notes (Exchange 3.700% 2024 Notes, Exchange 3.700% 2025 Notes, Exchange 3.375% 2026 Notes, Exchange 4.750% 2044 Notes, Exchange 4.950% 2045 Notes and Exchange 4.750% 2046 Notes).

**4.4	Form of Exchange Non-Redeemable Notes (Exchange 8.875% 2023 Notes, Exchange 7.750% January 2024 Notes, Exchange 7.750% February 2024 Notes, Exchange 9.500% 2024 Notes, Exchange 8.500% 2025 Notes, Exchange 7.700% 2025 Notes, Exchange 7.430% 2026 Notes, Exchange 7.125% 2028 Notes, Exchange 7.300% 2028 Notes, Exchange 7.280% 2028 Notes, Exchange 7.625% 2028 Notes, Exchange 6.550% 2033 Notes, Exchange 8.450% 2034 Notes, Exchange 6.200% 2034 Notes, Exchange 8.150% 2036 Notes, Exchange 6.750% 2038 Notes, Exchange 7.750% 2045 Notes, Exchange 7.900% 2095 Notes and Exchange 8.250% 2096 Notes)

Exhibit No.	Description of Document

4.5	Registration Rights Agreement, dated as of March 20, 2019, by and among The Walt Disney Company, as issuer, TWDC Enterprises 18 Corp., as guarantor, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BNP Paribas Securities Corp., HSBC Securities (USA) Inc. and RBC Capital Markets, LLC, as dealer manager (incorporated by reference from Exhibit 4.5 to The Walt Disney Company’s Current Report on Form 8-K filed March 20, 2019 (second filing)).

**5.1	Opinion of Cravath, Swaine & Moore LLP.

**23.1	Consent of Cravath, Swaine & Moore LLP (included in their opinion filed as Exhibit 5.1).

**23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

**23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

**24.1	Powers of Attorney (included on Signature Pages).

**25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act, of Trustee under the Indenture.

**99.1	Form of Letter of Transmittal.

**99.2	Form of Letter to Clients.

**99.3	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

**	Filed herewith.

Item 22. Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrants undertake that, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrants’ annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, such registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on October 7, 2019.

THE WALT DISNEY COMPANY

By:	/s/ Christine M. McCarthy
	Name:	Christine M. McCarthy
	Title:	Senior Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Christine M. McCarthy, Jonathan S. Headley and Jolene E. Negre, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer

/s/ Robert A. Iger Robert A. Iger	Chairman and Chief Executive Officer (Principal Executive Officer)	October 7, 2019

Principal Financial and Accounting Officers

/s/ Christine M. McCarthy Christine M. McCarthy	Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 7, 2019

/s/ Brent A. Woodford Brent A. Woodford	Executive Vice President-Controllership, Financial, Planning and Tax (Principal Accounting Officer)	October 7, 2019

Directors

/s/ Susan E. Arnold Susan E. Arnold	Director	October 7, 2019

/s/ Mary T. Barra Mary T. Barra	Director	October 7, 2019

/s/ Safra A. Catz Safra A. Catz	Director	October 7, 2019

/s/ Francis A. deSouza Francis A. deSouza	Director	October 7, 2019

/s/ Michael Froman Michael Froman	Director	October 7, 2019

/s/ Robert A. Iger Robert A. Iger	Chairman of the Board and Director	October 7, 2019

/s/ Maria Elena Lagomasino Maria Elena Lagomasino	Director	October 7, 2019

/s/ Mark G. Parker Mark G. Parker	Director	October 7, 2019

/s/ Derica W. Rice Derica W. Rice	Director	October 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on October 7, 2019.

TWDC ENTERPRISES 18 CORP.

By:	/s/ Christine M. McCarthy
	Name:	Christine M. McCarthy
	Title:	President and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of TWDC Enterprises 18 Corp., do hereby severally constitute and appoint Christine M. McCarthy, Jonathan S. Headley and Jolene E. Negre, and each of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-4, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and we do each hereby ratify and confirm all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

Principal Executive Officer

/s/ Christine M. McCarthy (Christine M. McCarthy)	President (Principal Executive Officer)	October 7, 2019

Principal Financial and Accounting Officers

/s/ Christine M. McCarthy (Christine M. McCarthy)	Chief Financial Officer (Principal Financial Officer)	October 7, 2019

/s/ Brent A. Woodford (Brent A. Woodford)	Executive Vice President (Principal Accounting Officer)	October 7, 2019
Directors

/s/ Linda A. Bagley	Director	October 7, 2019
(Linda A. Bagley)

/s/ Steve Bardwil	Director	October 7, 2019
(Steve Bardwil)

/s/ James M. Kapenstein	Director	October 7, 2019
(James M. Kapenstein)

/s/ Kevin Mayer	Director	October 7, 2019
(Kevin Mayer)

/s/ Jolene E. Negre	Director	October 7, 2019
(Jolene E. Negre)

/s/ Kenneth E. Newman	Director	October 7, 2019
(Kenneth E. Newman)

/s/ Jeffrey H. Smith	Director	October 7, 2019
(Jeffrey H. Smith)

/s/ John A. Stowell	Director	October 7, 2019
(John A. Stowell)

/s/ Suzanne V. Wilson	Director	October 7, 2019
(Suzanne V. Wilson)